                             AMENDED AND RESTATED

                     REVOLVING UNSECURED CREDIT AGREEMENT

                                    between

                       BURNHAM PACIFIC PROPERTIES, INC.

                                      and

                        BANK OF AMERICA NATIONAL TRUST

                            AND SAVINGS ASSOCIATION

                          Dated as of March 15, 1995















                  [$10,000,000 REVOLVING UNSECURED FACILITY]

                               TABLE OF CONTENTS
                               -----------------



ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS...........................  1
     SECTION 1.1  Certain Defined Terms................................  1

ARTICLE 2.  AMOUNT AND TERMS OF LOAN...................................  6
     SECTION 2.1  Unsecured Revolving Credit Commitment................  6
     SECTION 2.2  Note.................................................  6
     SECTION 2.3  Interest.............................................  7
     SECTION 2.4  Borrowing Request....................................  7
     SECTION 2.5  Funding Sources......................................  7
     SECTION 2.6  Immediately Available Dollars........................  7
     SECTION 2.7  Place of Payment and Distributions...................  7
     SECTION 2.8  Loan Fees............................................  7
     SECTION 2.9  Term of Advances; Clean-up...........................  8

ARTICLE 3.  USE OF PROCEEDS............................................  9
     SECTION 3.1  Advances.............................................  9

ARTICLE 4.  CONDITIONS OF BORROWING....................................  9
     SECTION 4.1  Closing Date.........................................  9
     SECTION 4.2  All Advances......................................... 10

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES............................. 11
     SECTION 5.1  Representations and Warranties by the Borrower....... 11

ARTICLE 6.  COVENANTS OF BORROWER...................................... 14
     SECTION 6.1  Affirmative Covenants of Borrower Other Than
                   Reporting Requirements.............................. 14
     SECTION 6.2  Negative Covenants of the Borrower................... 19
     SECTION 6.3  Reporting Requirements............................... 23

ARTICLE 7.  EVENTS OF DEFAULT AND REMEDIES............................. 25
     SECTION 7.1  Events of Default.................................... 25
     SECTION 7.2  Remedies Upon Default................................ 27

ARTICLE 8.  MISCELLANEOUS.............................................. 28
     SECTION 8.1  Waiver; Cumulative Remedies.......................... 28
     SECTION 8.2  Amendments, Etc...................................... 29
     SECTION 8.3  Addresses for Notices, Etc........................... 29
     SECTION 8.4  Costs, Expenses and Taxes............................ 30
     SECTION 8.5  Execution in Counterparts............................ 31

     SECTION 8.6  Binding Effect; Assignment........................... 31
     SECTION 8.7  Governing Law........................................ 31
     SECTION 8.8  Severability of Provisions........................... 31
     SECTION 8.9  Headings............................................. 31
     SECTION 8.10  Independence of Covenants........................... 32
     SECTION 8.11  Payments on Non-Business Days....................... 32
     SECTION 8.12  Integration; Entire Agreement....................... 32
     SECTION 8.13  Survival of Agreements.............................. 32
     SECTION 8.14  Indemnity by Borrower............................... 32
     SECTION 8.15  Arbitration......................................... 33
     SECTION 8.16  Exhibits and Schedules.............................. 34
     SECTION 8.17  Time of the Essence................................. 34

            EXHIBIT A  FORM OF NOTE....................................A-1
            EXHIBIT B  BORROWING REQUEST AND CERTIFICATE...............B-1
            EXHIBIT C  FORM OF "COMPLIANCE CERTIFICATE"................C-1
            EXHIBIT D  FORM OF CASH FLOW REPORT........................D-1
            EXHIBIT E  FORM OF DISBURSEMENT AUTHORIZATION..............E-1
            EXHIBIT F  Burnham Pacific Properties, Inc.
                       Analysis of Dividend Coverage and Cushion.......F-1

                             AMENDED AND RESTATED
                             --------------------
                     REVOLVING UNSECURED CREDIT AGREEMENT
                     ------------------------------------


       THIS AMENDED AND RESTATED REVOLVING UNSECURED CREDIT AGREEMENT (the "Agreement") is dated as of March 15, 1995 between BURNHAM PACIFIC PROPERTIES, INC. a California corporation ("Borrower"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, (the "Bank").


                                 RECITALS
                                 --------

       A. Pursuant to that certain Revolving Unsecured Credit Agreement dated as of October 19, 1992, between Borrower and Bank, as amended by that certain Modification Agreement (Long Form) dated as of October 6, 1993, that certain Second Modification Agreement (Long Form) dated as of October 24, 1994, that certain Letter Agreement dated December 22, 1994, and that certain Third Modification Agreement (Long Form) dated as of January 30, 1995 (as so amended, the "Prior Credit Agreement"), Bank has agreed to loan to Borrower, and Borrower has agreed to borrow from Bank funds for working capital purposes, upon the terms and subject to the conditions set forth therein.

       B. Borrower and Bank now desire to amend and completely restate the Prior Credit Agreement, all upon the terms and subject to the conditions more particularly set forth herein.

           NOW, THEREFORE, taking into account the foregoing Recitals and in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend, restate, replace and supersede in full the Prior Credit Agreement to read as follows:


1.

                       DEFINITIONS AND ACCOUNTING TERMS
                       --------------------------------


1      Certain Defined Terms.  As used in the Loan Documents or in any other
       ---------------------
documents made or delivered pursuant thereto, unless the context shall otherwise require, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

       "Actual Cash Flow" means, for the applicable fiscal period, the sum of
        ----------------
Borrower's actual net income plus all Borrower's non-cash charges for depreciation and amortization, as reflected in Borrower's financial statements delivered in accordance with Section 6.3 hereof and as included in Borrower's periodic reports on Form 10-Q and/or Form 10-K, as applicable, filed with the Securities and Exchange Commission.

       "Advance" shall have the meaning set forth in Section 2.1.
        -------

       "Aggregate Cash Flow" means, at any time from and after the Prior Credit
        -------------------
Agreement Closing Date to and including the Closing Date, the annualized net operating cash flow of all of Borrower's real property , determined on the basis of the sum of those items identified on Exhibit D, in each case, as reflected in the then most recent Cash Flow Report delivered to the Bank pursuant to Section 6.3(e), and at any time after the Closing Date, the annualized Total Properties Income.

       "Agreement" means this agreement, as from time to time amended or
        ---------
supplemented.

       "Bank" is defined in the initial paragraph of this Agreement and includes
        ----
the Bank's successors and assigns.

       "Bond Debt" means the indebtedness of Borrower outstanding from time to
        ---------
time under its 8 1/2% convertible debentures issued as of July 1, 1987, and due in 2012, the 8 1/2% convertible debentures issued March 1, 1992 and due in 2002, and all debentures issued to the public after October 6, 1993 in compliance with the terms of Section 6.2(b) of this Agreement.

       "Borrower" is defined in the initial paragraph of this Agreement.
        --------

       "Business Day" means a day, other than a Saturday or Sunday, on which
        ------------
banks are open for business in New York, New York, and the Bank is open for business in San Francisco, California.

       "Cash Flow Report" shall have the meaning set forth in Section 6.3(e).
        ----------------

       "Closing Date" means the date on which the requirements of Section 4.1
        ------------
have been met.

       "Debt Service Coverage" means the ratio of the Aggregate Cash Flow from
        ---------------------
all of Borrower's real properties, determined in each case on an annualized basis, to the annualized costs of servicing all of Borrower's Debt and any proposed additional Debt requested by Borrower as of the date of determination
(a) for the period commencing on the Prior Credit Agreement Closing Date to and including October 21, 1993, assuming that Debt must be amortized in equal annual installments over a period of twenty-five (25) years from the beginning of such stated period, and interest thereon will accrue and be payable at a per annum rate equal to the ten (10) year Treasury Bond rate of interest (as determined by Bank) as of the date of determination plus two percent (2%) per annum; (b) for the period commencing on October 22, 1993 to but excluding the Closing Date, assuming that Debt must be amortized in equal annual installments over a period of twenty (20) years from the beginning of such stated period, and interest thereon will accrue and be payable at a per annum rate equal to the ten (10) year Treasury Bond rate of interest (as determined by Bank) as of the date of determination plus two and one-half percent (2.5%) per annum; and (c) for the period commencing on the Closing Date and continuing thereafter, assuming that Debt must be fully amortized, mortgage style, over a period of twenty (20) years from the beginning of such stated period, and interest thereon will accrue and be payable at a per annum rate equal to the greater of (i) the ten (10) year Treasury Bond rate of interest (as determined by Bank) as of the date of determination plus two and one-half percent (2.5%) per annum, or (ii) nine percent (9%).

       "Debt" means all indebtedness of Borrower (i) for borrowed money or under
        ----
capitalized lease obligations or (ii) secured by a lien on any property of Borrower, including, without limitation, all Bond Debt and all Advances.

       "Debt to Value" means the value of Debt divided by the Value of
        -------------
Borrower's Real Property, expressed as a percentage.

       "Deed of Trust" means a deed of trust executed by Borrower for the
        -------------
benefit of Bank as collateral for the Secured Loan.

       "Deeds of Trust" means, collectively, all deeds of trust, executed by
        --------------
Borrower for the benefit of Bank as collateral for the Secured Loan.

       "ERISA" means the Employee Retirement Income Security Act of 1974, as
        -----
amended from time to time, and any successor act thereto.

       "Events of Default" shall have the meaning set forth in Section 7.1.
        -----------------

       "$40,000,000 Secured Loan" means the revolving secured credit originated
        -----------
by Bank to Borrower under the Secured Credit Agreement.

       "Liabilities" means, for any Person, (i) all indebtedness or other
        -----------
obligations of such Person for borrowed money or for the deferred purchase price of property or services, (ii) lease obligations (direct, contingent or otherwise), that have been or that in accordance with Statement of Financial Accounting Standards No. 13, as from time to time amended, should be capitalized, (iii) all indebtedness or other obligations of any other Person for borrowed money or for the deferred purchase price of property or services (A) the payment or collection of which such Person has guaranteed (except by reason of endorsement or collection in the ordinary course of business) or in respect of which such Person is liable, contingently or otherwise, or (B) secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness or obligations and (iv) all other liabilities of such Person that in accordance with generally accepted accounting Principles would be included in determining total liabilities as shown on the liabilities side of a balance sheet as of the date of determination.

       "Lien" means any deed of trust, mortgage, pledge, security interest,
        ----
encumbrance, lien or charge of any kind, whether voluntary or involuntary.

       "Loan Documents" means this Agreement, the Note and each other document
        --------------
or certificate to be executed and/or delivered under this Agreement, as from time to time amended or supplemented.

       "Loan" means any one and all of the Advances.
        ----

       "Maturity Date" means June 1, 1997.
        -------------

       "Memorandum of Agreement" shall have the meaning given to such term in
        -----------------------
the Secured Credit Agreement.

       "Net Income" shall have the meaning given to such term in accordance with
        ----------
generally accepted accounting principles.

       "Net Profit" means, with respect to any period of time, the excess of
        ----------
revenue earned during such period of time over expenses incurred in earning said revenue during the same period of time.

       "Net Worth" means, in respect of any Person, the excess of all assets of
        ---------
such Person over all Liabilities of such Person, as determined and computed in accordance with generally accepted accounting principles consistently applied; provided, however, that, in determining total assets, there shall be excluded
- --------  -------  ----
(i) assets that would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, patents, trademarks, trade names, copyrights, franchises, (ii) prepaid expenses,
(iii) deferred charges, (iv) capitalized debt fees and expenses and capitalized organization expenses, (v) treasury stock, (vi) cash set apart and held in a sinking or other similar fund established for the purpose of redemption or other retirement of capital stock, (vii) reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriation of retained earnings that, in accordance with generally accepted accounting principles, should be established in connection with the business conducted by such Person; and provided, further, that there shall be included,
                              --------  -------  ----
in determining total liabilities, all Liabilities of such Person, including obligations in respect of which such Person is only contingently liable.

       "Note" means the Amended and Restated Revolving Unsecured Credit Note
        ----
executed by Borrower pursuant to this Agreement, as from time to time amended or supplemented.

       "Obligations" means all obligations of every nature of Borrower from time
        -----------
to time owed to the Bank under the Loan Documents.

       "Offshore Rate" shall have the meaning set forth in the Note.
        -------------

       "PBGC" means the Pension Benefit Guaranty Corporation or any entity
        ----
succeeding to any or all of its functions under ERISA.

       "Permitted Exceptions" shall have the meaning set forth in Section
6.2(a).

       "Person" means an individual, corporation, partnership joint-stock
        ------
company, joint venture, trust, bank, trust company, land trust, business trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

       "Plan" means at any time an employee pension benefit plan which is
        ----
covered by Title IV of ERISA and is either (i) maintained by Borrower or any Subsidiary for employees of Borrower or any Subsidiary or (ii) maintained pursuant to a collective bargaining agreement or similar arrangement under which more than one employer makes contributions and to which Borrower or any Subsidiary is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

       "Prior Credit Agreement Closing Date" means October 19, 1992.
        -----------------------------------

       "Projected Cash Flow" means, for the period of time prior to the Closing
        -------------------
Date, the estimated sum of Borrower's net income plus all of Borrower's non-cash charges for depreciation and amortization for the applicable fiscal period, as set forth on Exhibit F attached hereto under the line item "Funds from Operations" for the five quarters ending December 31, 1993, March 31, 1994, June 30, 1994, September 30, 1994 and December 31, 1994.

       "Puente Hills Loan" means the $35,000,000 loan made by Bank to Borrower
        -----------------
pursuant to the Puente Hills Loan Agreement.

       "Puente Hills Loan Agreement" means that certain Loan Agreement dated
        ---------------------------
July 26, 1994 between Borrower and Bank, as amended from time to time, concerning the Puente Hills Loan.

       "Secured Credit Agreement" means the Amended and Restated Revolving
        ------------------------
Credit Agreement dated March 15, 1995 between Borrower and Bank, as amended from time to time, concerning the $40,000,000 Secured Loan.

       "Subsidiary" means a Person controlled directly by Borrower or indirectly
        ----------
by Borrower through one or more intermediaries.

       "$35,000,000 Secured Loan" means the non-revolving, secured $35,000,000
        ------------------------
loan made by Bank to Borrower pursuant to that certain Loan Agreement dated October 6, 1993 between Borrower and Bank (the "$35,000,000 Secured Loan Agreement").

       "Total Properties Income" means total income before amortization and
        -----------------------
depreciation, plus total interest expense.

       "Value of Borrower's Real Property" means the Aggregate Cash Flow from
        ---------------------------------
all real property owned by Borrower (including, but not limited to, all the real property encumbered by the Deeds of Trust), capped at 9.5%.

2.


                           AMOUNT AND TERMS OF LOAN
                           ------------------------


1      Unsecured Revolving Credit Commitment.  Subject to the terms and
       -------------------------------------
conditions of this Agreement, Bank agrees to make loans (each of which is herein called an "Advance" and all of which are herein collectively called the "Advances") to Borrower from October 19, 1992, until June 1, 1997 on which date all principal of and accrued and unpaid interest on all outstanding Advances shall be due and payable. Advances shall be made at such times and in such amounts as Borrower may request, for purposes permitted under Article III, which amounts may be borrowed, repaid and reborrowed; provided, however, that all
                                                --------  -------
Advances, including the requested Advance, shall not exceed in the aggregate principal amount at any time outstanding the sum of (i) $5,000,000 prior to the Closing Date and (ii) $10,000,000 from and after the Closing Date, and shall be further subject to the following sublimiting conditions:

            (a) Each Advance shall be in a minimum principal amount of $100,000, with increases in increments of $100,000, or such other amounts as may be approved by Bank.

            (b) At any time prior to the Closing Date, Advances may only be used for short term working capital, excluding the payment of dividends. After the Closing Date, Advances may only be used for short term working capital, including the payment of dividends, subject to the limitations in Section 6.2(f)(iii).

       Upon Bank's request, Borrower shall provide proof of satisfaction of any or all of the foregoing conditions.

2      Note.  The obligation of Borrower to repay the Advances made by the Bank
       ----
shall be evidenced by the Note, substantially in the form of Exhibit A, payable to the order of the Bank on June 1, 1997. All Advances, payments and repayments with respect to the Note shall be evidenced by the internal records of the Bank, which records shall be prima facie evidence of such matters.

3            Interest.
             --------

            (a)  Calculation of Interest.  The Note shall bear interest upon the
                 -----------------------
unpaid principal balance from time to time outstanding thereunder from the date of the initial Advance until payment in full at the rate or rates per annum set forth in the Note. Such interest is payable monthly in arrears on the first day of each month, commencing with the first day of the calendar month immediately following the month in which the Closing Date occurs and as otherwise set forth in the Note.

            (b)  Default Interest.  Any amount not paid when due under the Note
                 ----------------
or this Agreement, whether at stated maturity or by acceleration upon the occurrence of an Event of

Default, shall thereafter bear interest, payable upon demand, at a rate per annum equal to the Default Rate set forth in the Note.


4      Borrowing Request.  Requests for Advances, hereunder shall be submitted
       -----------------
in writing by Borrower in substantially the form of Exhibit B, and shall set
                                                    ---------
forth the date upon which the Advance is to be made, the amount of the requested Advance, and, if such Advance is to be subject to the Offshore Rate, the information required under Exhibit A of the Note. Notwithstanding the foregoing,
                           ---------
subject to Section 8.3(b), requests for Advances may be made by written telecopied request, in which case Borrower shall confirm each such request by delivery of a signed original of such request to the Bank within two (2) Business Days thereafter.

5      Funding Sources.  Except as provided in Section 2.6, nothing herein
       ---------------
contained shall be deemed to obligate the Bank to obtain funds for any Advance in any particular place or manner, nor shall anything contained herein be deemed to constitute a representation by the Bank that it has funded or will fund any Advance in any particular place or manner.

6      Immediately Available Dollars.  All borrowings and payments hereunder
       -----------------------------
shall be in U.S. dollars and in immediately available funds (or such other funds as the Bank may deem customary from time to time).

7      Place of Payment and Distributions.  All payments and prepayments of
       ----------------------------------
principal, interest, fees, commitment fees, or other sums due the Bank hereunder, except as otherwise provided, shall be made to the Bank at the Bank's Office, CRESG #1778, 555 Anton Boulevard, 11th Floor, Costa Mesa, California 92626 Attn: Ms. Ginny Cook, or to such other location as may be designated by Bank.

8      Loan Fees.
       ---------

            (a) Commencing on October 19, 1992 and continuing on the first Business Day of every third month thereafter, to and including November 1, 1994, in addition to any other fees due under the Loan Documents, Borrower shall pay to Bank an annual Loan fee of $18,750 payable in four equal installments of $4,687.50 each. This amount shall not be applied to interest, principal, or any other amount owed by Borrower to Bank.

            (b) On the Closing Date, Borrower shall pay to Bank a loan fee in an amount equal to $6,250 for the period from March 1, 1995 to but excluding June 1, 1995 (the "Initial Loan Fee"). The Initial Loan Fee reflects Borrower's long term unsecured debt rating, as of the Closing Date, of BBB+ to BBB- with Standard & Poor's Corporation ("S&P") and Baa1 to Baa3 with Moody's Investors Service, Inc., ("Moody's"). For every day the Closing Date occurs after March 1, 1995, the Initial Loan Fee shall be reduced by $67.94. In connection with that certain Third Modification Agreement (Long Form) dated as of January 30, 1995, Borrower paid to Bank an extension fee of $4,687.50 for the period from February 1, 1995 to May 1, 1995. In recognition of Borrower's payment of this fee, for every day the Closing Date precedes May 1, 1995, the Initial Loan Fee shall be reduced by an additional $52.67. By way of example, if the

Closing Date occurs on March 31, 1995, then the Initial Loan Fee payable by Borrower to Bank shall equal $6,250 minus $2,038.20 (representing the product obtained by multiplying 30, being the number of days after March 1, 1995, times $67.94) minus an additional $1,632.77 (representing the product obtained by multiplying 31, being the number of days prior to May 1, 1995, times $52.67) for a total of $2,579.03. Commencing on June 1, 1995 and continuing thereafter, in addition to any other fees due under the Loan Documents, Borrower shall pay to Bank, in advance, a quarterly Loan fee due on March 1, June 1, September 1 and December 1, and based upon Borrower's then existing long term unsecured debt rating in effect on the last day of the calendar month immediately preceding each due date:

LONG TERM UNSECURED DEBT RATING                      QUARTERLY LOAN FEE
- -------------------------------                      ------------------
A- or better with S&P and A3 or better
with Moody's                                               $3,125

BBB+ to BBB- with S&P and Baa1 to Baa3 with
Moody's                                                    $6,250

BB+ with S&P or Ba1 with Moody's, or if rating
is not available or not otherwise determinable             $9,375

            No part of this fee shall be applied to principal, interest, or any other amount owed by Borrower to Bank. Upon maturity or upon acceleration of this Loan any due but unpaid amount of the Loan fee shall be then due and payable in full.

9      Term of Advances; Cleanup.  Prior to the Closing Date, each Advance shall
       -------------------------
have a maximum maturity of six (6) months from the date the Advance is funded, provided that no Advance will have a maturity beyond May 1, 1995. After the Closing Date, notwithstanding Sections 2.1 and 2.2, Borrower shall repay all outstanding Advances and refrain from borrowing additional Advances for at least thirty (30) consecutive days during each of the following twelve (12) month periods: June 1, 1995 through May 31, 1996 and June 1, 1996 through June 1, 1997, and no Advance shall have a maturity beyond the Maturity Date.

3.


                        USE OF PROCEEDSUSE OF PROCEEDS
                        ------------------------------

1      Advances.  Prior to the Closing Date, Advances shall be available only
       --------
for short term working capital purposes, excluding the payment of dividends; provided, however, that the Bank shall have the right, in its reasonable discretion, to approve any particular requested Advance based upon such factors as Bank deems appropriate. From and after the Closing Date, Advances shall be available only for short term working capital purposes, including the payment of dividends, subject to the limitations in Section 6.2(f)(iii).

4.


                            CONDITIONS OF BORROWING
                            -----------------------

1      Closing Date.  The obligations of the Bank hereunder shall be subject to
       ------------
the satisfaction of the following conditions precedent:

            (a)  Legal Opinion.  There shall have been delivered to the Bank an
                 -------------
original manually signed copy of the opinion of counsel for the Borrower, addressed to the Bank, dated the date of execution hereof and in form acceptable to the Bank and its counsel.

            (b)  Documents.  There shall have been delivered to the Bank the
                 ---------
following documents, in form and substance satisfactory to the Bank and dated, unless otherwise indicated, the date of execution hereof:

                 (i) A certificate of the Secretary of State of the State of California, dated as of a date not more than thirty (30) days prior to the date of execution hereof, as to the legal existence and good standing of Borrower;

                 (ii) Certificate of an appropriate corporate officer of Borrower as to the incumbency and signatures of the officers of Borrower authorized to execute and deliver the Loan Documents to which it is or is to become a party, which certificates may be conclusively relied upon by the Bank until it shall receive a further certificate of an appropriate corporate officer of Borrower canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;


                 (iii) Copies, certified by an appropriate corporate officer of Borrower, of the resolutions of the Board of Directors of Borrower authorizing the execution, delivery and performance of this Agreement, the Note, and the other Loan Documents, together with copies, certified by an appropriate corporate officer of the Borrower, of all documents evidencing other necessary action and governmental approvals, if any, with respect to the execution, delivery, and performance of this Agreement, the Note, and the other Loan Documents;

                 (iv) The fully executed Note executed by Borrower, payable to the order of the Bank and this Agreement, executed by all parties; and

                 (v) Such other documents as the Bank may reasonably request in order to effect fully the purposes of the Loan Documents.

                 (vi) Receipt of confirmation that each Memorandum of Agreement has been recorded in the official records of San Diego County and Santa Clara County, California. The date of recordation of such Memoranda shall constitute the Closing Date.

            (c)  Fee.  Bank shall have received the Initial Loan Fee, as defined
                 ---
in Section 2.8(b) above.

2      All Advances.  The obligation of the Bank to make any Advance
       ------------
is subject to the satisfaction of the following conditions at the time of making such Advance:

            (a)  Representations and Warranties Accurate.  The representations
                 ---------------------------------------
and warranties set forth in Article V shall be true and correct at and as of the time such Advance is made with the same effect as though such representations and warranties had been made at and as of such time.

            (b)  No Event of Default.  No Event of Default or event that, with
                 -------------------
the giving of notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing or would exist after giving effect to the requested Advance.

            (c)  No Material Adverse Change.  There shall not have occurred any
                 --------------------------
material adverse change in the business, operations, assets or financial condition of Borrower.

            (d)  Borrowing Request and Certificate.  Borrower shall have
                 ---------------------------------
delivered to the Bank a Borrowing Request and Certificate in substantially the form of Exhibit B, duly signed by two or more authorized officers of such
        ---------
Borrower, dated the date of the relevant request, certifying as to the satisfaction of the conditions set forth in the foregoing clauses (a), (b), and
(c) and as to such other matters as are set forth on Exhibit B and including, if
                                                     ---------
applicable to the requested Advance, the certified copy of resolutions relating to the requested Advance described in Paragraph 3(b) of Exhibit B.
                                                        ---------

            (e)  Rating.  Borrower's Credit Agency Rating by Standard & Poor's
                 ------
is BB+ or higher.

            (f)  Compliance.  Borrower shall be in compliance with all financial
                 ----------
covenants and requirements set forth in this Agreement, calculated as if the requested Advance had been disbursed.

            (g)  Other Conditions.  Such other conditions as the Bank may
                 ----------------
require in its reasonable discretion to effectuate the terms of this Agreement and the other Loan Documents.

5.

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

1      Representations and Warranties by the Borrower.  In order to induce
       ----------------------------------------------
the Bank to enter into this Agreement and to make the Loans, Borrower represents and warrants to the Bank that:

            (a)  Corporate Existence and Power.  Borrower is a corporation duly
                 -----------------------------
incorporated, validly existing, and in good standing under the laws of the State of California, and is duly qualified to do business and is in good standing in all other jurisdictions in which the conduct of its business or the ownership or lease of its properties requires such qualification. Borrower has full corporate power and authority to own its properties and to conduct its business as such business is now conducted. Borrower has complied with all filing, permit, license and other requirements of federal, state and local laws necessary to prevent Borrower from hereafter being precluded, by reason of its failure so to comply with any such requirements, from continuing to do business in respect of applicable jurisdictions and as now conducted.

            (b)  Corporate Authority.  Borrower has all requisite power and
                 -------------------
authority to execute and deliver and to perform its obligations under the Loan Documents and to borrow hereunder. The execution, delivery, and performance by Borrower of the Loan Documents (i) have been duly authorized by all necessary corporate action, (ii) will not violate any provision of law or governmental regulation, or any order, decree, writ, injunction, determination, award or judgment of any court, arbitrator, or governmental body, or the Articles of Incorporation or Bylaws of Borrower, and (iii) will not conflict with any of the terms or provisions of, result in a breach of, constitute a default under, or result in the creation or imposition of any Lien upon any assets of Borrower or any Subsidiary, under any mortgage, indenture, contract, lease, loan or credit agreement, or other agreement or instrument, to which Borrower is a party or by which Borrower or any Subsidiary, or the properties of either, are bound. This Agreement constitutes, and each other Loan Document, when executed and delivered by Borrower, will constitute, the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to any applicable bankruptcy, insolvency, moratorium or any similar laws affecting generally the enforcement of creditors' rights.

            (c)  No Consents.  No consent of any other Person, and no consent,
                 -----------
license, approval or authorization of, or registration, filing or declaration with, any court or governmental body, authority, bureau, agency, or instrumentality, or any specifically granted exemption from any of the foregoing, is or will be necessary to the valid execution, delivery, or performance by Borrower of the Loan Documents to which it is or is to become a party.

            (d)  Litigation.  Except as otherwise disclosed in Schedule 5.1(d)
                 ----------
there are no actions, suits, or proceedings pending, or, to the knowledge of Borrower, threatened against or affecting, Borrower or any Subsidiary or any of their respective properties, in any court or before any arbitrator of any kind or before any governmental body, department, commission, board, bureau, agency, or instrumentality, which, if adversely determined, (i) would impair the right or ability of Borrower to carry on its business substantially as now conducted, or (ii) would have a material adverse effect on the financial condition of Borrower, or (iii) could result in a judgment against Borrower of $100,000 or more. There are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, that relate to any of the transactions contemplated by this Agreement.

            (e)  No Default.  Neither Borrower nor any Subsidiary is in default
                 ----------
with respect to any law, statute, judgment, writ, injunction, decree, rule, or regulation of any court or governmental authority, bureau, agency, or instrumentality, which default materially adversely affects the financial condition or properties of Borrower or the ability of Borrower to carry on its business substantially as now conducted.

            (f)  Financial Statements.  All financial statements of Borrower
                 --------------------
furnished to Bank pursuant to the Prior Credit Agreement, and all financial statements of Borrower furnished to Bank pursuant to this Agreement, have been prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial condition of Borrower as of the dates of such financial statements and for the applicable periods covered by such financial statements.

            (g)  Adverse Changes.  At all times from and after the Prior Credit
                 ---------------
Agreement Closing Date, there has been no material adverse change in the financial condition of Borrower or in the properties or businesses of Borrower. Neither the business nor the properties of Borrower are materially affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) adversely affecting such business or properties.

            (h)  Burdensome Agreements.  Neither Borrower nor any Subsidiary is
                 ---------------------
a party to any indenture, loan or credit agreement, or to any other agreement, contract, or instrument, or subject to any articles or certificate of incorporation, bylaws, or other corporate restriction, in any such case, that may reasonably be expected to have an adverse affect on its businesses, properties, assets, operations or conditions, financial or otherwise, or on Borrower's ability to carry out its obligations under the Loan Documents.

            (i)  Taxes.  Borrower has filed all tax returns that are required to
                 -----
be filed and has paid (except as permitted under Section 6.1(a)) all taxes shown to be due and payable on those returns or on any assessment received by it, to the extent that such taxes and assessments have become due and payable.

            (j)  Use of Proceeds of the Loans.  Neither Borrower nor any
                 ----------------------------
Subsidiary is engaged, nor has Borrower or any Subsidiary been engaged at any time after the Prior Credit Agreement Closing Date, in the business of extending credit for the purpose of purchasing or carrying margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect, and no part of the proceeds of the Loans will be used to, nor have the proceeds of any Advance made to Borrower under the Prior Credit Agreement been used, to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose. No part of the proceeds of the Loans will be used, nor have the proceeds of any Advance made to Borrower under the Prior Credit Agreement been used, for any purpose that violates, or that is inconsistent with, the provisions of Regulation U or Regulation X of said Board of Governors. The proceeds to Borrower of the Loan will be used in conformity with Article III.

            (k)  ERISA.  Borrower has fulfilled its obligations under the
                 ------
minimum funding standards of ERISA with respect to each Plan and has not incurred any liability to the PBGC established under ERISA in connection with any Plan established or maintained by Borrower.

            (l)  Title To Assets.  Borrower has good and marketable title to its
                 ---------------
assets, subject to no Liens other than Permitted Exceptions and as disclosed on Borrower's financial statements heretofore provided to the Bank.

            (m)  Accuracy of Statements.  No information, exhibit, or report
                 ----------------------
furnished by Borrower to the Bank in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state any fact necessary to make the statements contained therein not misleading.

            (n)  Securities Laws.  Borrower is in compliance with all applicable
                 ---------------
securities laws, and none of the transactions contemplated by the Loan Documents constitute or will constitute, a violation of any applicable securities law.

            (o)  Financial Statements.  All financial statements of the Borrower
                 --------------------
to be delivered by Borrower to Bank will be complete and correct and present fairly the financial condition of Borrower as of the date thereof; and will disclose all liabilities of Borrower that are required to be reflected or reserved against whether liquidated or unliquidated, fixed or contingent; and will have been prepared in accordance with generally accepted accounting principles consistently applied (or such other method of preparation approved by the Bank in writing). The Borrower hereby agrees that each time a financial statement is submitted by it to the Bank, the Borrower shall have deemed to represent and warrant to the Bank that such statement complies with all the above requirements.

            (p)  Articles of Incorporation and Bylaws.  The Articles of
                 ------------------------------------
Incorporation and Bylaws of Borrower, provided by Borrower to Bank pursuant to the Prior Credit Agreement and certified by Borrower to be a true, correct and completed copy thereof as then in effect, are the complete Articles of Incorporation and Bylaws of Borrower, are unmodified, and remain in effect.

            (q) As of the date hereof, the outstanding principal balance of the Loan is Zero Dollars and no/100ths ($0.00). There exists against Bank no offset, defense or counterclaim with respect to amounts owing by Borrower under or in respect of the Prior Credit Agreement, or any other claim against Lender with respect to the Prior Credit Agreement.

6.

                             COVENANTS OF BORROWER
                             ---------------------

1      Affirmative Covenants of Borrower Other Than Reporting Requirements.
       -------------------------------------------------------------------
Borrower covenants and agrees that, until the Note is paid in full and Advances are no longer available hereunder, unless the Bank shall otherwise consent in writing, Borrower shall and shall cause each Subsidiary, if any, to do all of the following:

            (a)  Payment of Liabilities.  Pay and perform its Liabilities
                 ----------------------
promptly and in accordance with normal terms, and pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income,or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims that, if unpaid, might become Liens upon any properties of Borrower or of any Subsidiary; provided, however, that Borrower and the Subsidiaries shall not be required to pay, except as otherwise provided for herein or in any other Loan Document, any such tax, assessment, charge, levy, or claim during the period when it is being contested in good faith and by proper proceedings, and adequate reserves for the accrual of any of the same are maintained, if required by generally accepted accounting principles.

            (b)  Maintenance of Insurance.  Maintain insurance with insurance
                 ------------------------
companies acceptable to the Bank in such form and in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower and or the relevant Subsidiary operates, including, without limitation:

                 (i) property "all risk" insurance covering all of its improved real property;

                 (ii) commercial general liability insurance in favor of the Borrower (and naming the Bank as an additional insured) in an aggregate amount not less than $5,000,000 (or such greater amount as may be specified by the Bank from time to time) combined single limit; and

                 (iii) such other insurance as may be required by applicable laws (including comprehensive form boiler and machinery insurance, if applicable, rental loss insurance and business interruption insurance). Any policy of property insurance required by clause (i) above shall be in an amount not less than the full replacement cost of the real property covered by such policy, shall contain a "full replacement cost" indorsement, and shall insure against flood loss risk if the real property is located in a flood hazard area. Each policy of commercial general liability insurance required by this Section shall cover personal injury, property damage, owner/contractor protective and blanket contractual liability, with x, c and u exclusions deleted, and such insurance shall be primary and non-contributing with any other insurance available to the Bank. All insurance policies shall be in form and substance and issued by insurers reasonably satisfactory to the Bank, and shall contain such deductibles and such endorsements as the Bank may reasonably require. Upon request by the Bank from time to time, the Borrower shall deliver to the Bank originals or copies of all such insurance policies and certificates evidencing such policies.

            (c)  Preservation of Corporate Existence and Rights.  Preserve and
                 ----------------------------------------------
maintain its corporate existence, rights, franchises and privileges in its jurisdictions of incorporation, and qualify and remain qualified as a corporation in each jurisdiction in which such qualification is necessary in view of its business and operations and the ownership of its properties.

            (d)  Compliance with Laws.  Comply with the requirements of all
                 --------------------
applicable laws, rules, regulations, ordinances, and orders of any governmental authority (including, without limitation, all federal, state, local, and foreign environmental protection laws, rules, and regulations), noncompliance with which might adversely affect its business, credit, or financial condition, and comply with all provisions of its Articles of Incorporation and Bylaws, including, without limitation, all applicable restrictions placed by such Articles or Bylaws upon Borrower's ability to borrow or otherwise incur indebtedness.

            (e)  Maintenance of Properties, Etc.  Maintain and preserve all of
                 ------------------------------
its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

            (f)  Maintenance of Licenses.  Maintain and keep in effect
                 -----------------------
licensing, know-how, and similar agreements necessary in the proper conduct of its business.

            (g)  Keeping of Records and Books of Account.  Maintain records and
                 ---------------------------------------
books of account in accordance with generally accepted accounting principles on a basis consistently applied; and, at the request of the Bank, furnish copies of the same to the Bank at no expense to the Bank, as Bank may reasonably request.

            (h)  Inspection Rights.  Upon reasonable notice, at any reasonable
                 -----------------
time and from time to time, permit the Bank, or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and (at the Bank's expense) visit its properties to discuss the affairs, finances and accounts of, Borrower and/or the Subsidiaries with any of its officers or directors.

            (i)  Financial Covenants.  Maintain Borrower's financial condition,
                 -------------------
calculated quarterly, (on a consolidated basis, where applicable) at all times in compliance with the following provisions:

                 (i) For the period commencing on September 30, 1992 to and including December 30, 1993:

                        (A) Borrower's ratio of total Liabilities to Net Worth shall at no time be greater than 2.0 to 1.0.

                        (B) Borrower's Debt Service Coverage, projected by the Bank as of the end of each fiscal quarter of Borrower for the succeeding twelve-month period, shall at no time be less than 1.3 to 1.0.

                        (C) The sum of Borrower's outstanding Debt, including but not limited to the outstanding Advances, the aggregate outstanding amount of the $40,000,000 Secured Loan, and the Santee Senior Debt (as defined in the Secured Credit Agreement), shall at no time exceed seventy percent (70%) of the Value of Borrower's Real Property.

                        (D) In any calendar quarter, Borrower's Net Profit and depreciation (as defined using generally accepted accounting practices) is at least $2,350,000 at September 30, 1992 and shall be at least $2,700,000 for each calendar quarter thereafter.

                 (ii) For the period commencing December 31, 1993 to but excluding the Closing Date:

                        (A) Borrower's ratio of total Liabilities to Net Worth shall at no time be greater than 1.25 to 1.0.

                        (B) Borrower's Debt Service Coverage, projected by the Bank as of the end of each fiscal quarter of Borrower for the succeeding twelve-month period, shall at no time be less than 1.35 to 1.0.

                        (C) The sum of Borrower's outstanding Debt, including, without limitation, the outstanding Advances and the aggregate outstanding amount of the $40,000,000 Secured Loan, shall at no time exceed sixty percent (60%) of the Value of Borrower's Real Property.

                        (D) In any calendar quarter, Borrower's Net Income plus all non-cash charges for depreciation and amortization shall be at least $4,000,000 for each calendar quarter after October 21, 1993, commencing with the calendar quarter terminating on December 31, 1993, and for each quarter thereafter.

                        (E) If the Debt to Value at any time exceeds sixty percent (60%), or the Debt Service Coverage at any time falls below 1.35 to 1.0, in each case as determined by Bank, Borrower shall (i) make a principal reduction of the Loan, or (ii) provide additional collateral acceptable to Bank in its sole discretion, in an amount or of sufficient value such that the Debt to Value is reduced to an amount which is sixty percent (60%) or less and the Debt Service Coverage is not less than 1.35 to 1.0, within thirty (30) days following its receipt of notice of the same from Bank, or the same shall constitute an Event of Default. Borrower shall not be entitled to any Advance under the Loan during any period in which the Debt to Value is in excess of sixty percent (60%) or the Debt Service Coverage is less than 1.35 to 1.0.

                 (iii) For the period commencing on the Closing Date and continuing thereafter:

                        (A) Borrower's ratio of total Liabilities to Net Worth shall at no time be greater than 1.25 to 1.0.

                        (B) Borrower's Debt Service Coverage, projected by the Bank as of the end of each fiscal quarter of Borrower for the succeeding twelve-month period, shall at no time be less than 1.50 to 1.0.

                        (C) The sum of Borrower's outstanding Debt, including, without limitation, the outstanding Advances and the aggregate outstanding amount of the $40,000,000 Secured Loan, shall at no time exceed sixty percent (60%) of the Value of Borrower's Real Property.

                        (D) In any calendar quarter, Borrower's Net Income plus all non-cash charges for depreciation and amortization shall be at least $4,000,000 for each calendar quarter after October 21, 1993, commencing with the calendar quarter terminating on December 31, 1993, and for each quarter thereafter.

                        (E) If the Debt to Value at any time exceeds sixty percent (60%), or the Debt Service Coverage at any time falls below 1.50 to 1.0, in each case as determined by Bank, Borrower shall (i) make a principal reduction of the Loan, or (ii) provide additional collateral acceptable to Bank in its sole discretion, in an amount or of sufficient value such that the Debt to Value is reduced to an amount which is sixty percent (60%) or less and the Debt Service Coverage is not less than 1.50 to 1.0, within thirty (30) days following its receipt of notice of the same from Bank, or the same shall constitute an Event of Default. Borrower shall not be entitled to any Advance under the Loan during any period in which the Debt to Value is in excess of sixty percent (60%) or the Debt Service Coverage is less than 1.50 to 1.0.

            (j)  Additional Covenants Regarding Loan Documents.  Obtain or cause
                 ---------------------------------------------
to be obtained any consent or approval of any Person that may be required for the execution, delivery or performance of the Loan Documents.

            (k)  Notice to Bank.  Borrower shall give Bank prior written
                 --------------
notice of any change in: (i) the location of Borrower's place of business or its chief executive office if it has more than one place of business; (ii) the location of a material portion of any of its personal property, (iii) the location of any books and records pertaining to any and all of its property, computer-readable memory and any computer hardware or software necessary to access and process such memory (collectively, "Books and Records"); and (iv) Borrower's name or business structure. Unless otherwise approved by Bank in writing, all personal property (other than the

Books and Records) will be located on the real property to which it relates and all Books and Records will be located at Borrower's place of business or chief executive office if Borrower has more than one place of business.

            (l)  Application of Stock and Debt Proceeds.  Borrower covenants
                 --------------------------------------
and agrees that all proceeds of any offering of stock or any other ownership equity interest in the Borrower (other than proceeds derived from optional cash purchases of stock from dividend reinvestments by registered shareholders of Borrower pursuant to Borrower's existing dividend reinvestment purchase plan) and all proceeds of any Debt incurred by Borrower shall be applied first, in
                                                                   -----
reduction of Borrower's obligations under the $35,000,000 Secured Loan, until paid in full, and second, in reduction of Borrower's obligations under the Loan,
                  ------
until paid in full, and then, in reduction of Borrower's obligations under the
                        ----
$40,000,000 Secured Loan, until paid in full, prior to any other use or application of such proceeds.

            (m)  Compensating Balance.  During the period commencing on the
                 --------------------
Closing Date to and including the Maturity Date (as defined in the Note), Borrower shall maintain or deposit with Bank, in a non-interest bearing account, an unrestricted average daily balance, measured on a monthly basis, of not less than $100,000. To the extent that Borrower shall fail to maintain such a minimum average daily balance, Borrower shall pay to Bank a fee, due on a quarterly basis, equal to the amount by which the average daily balance during such period is less than $100,000, multiplied by the Reference Rate from time to time in effect.

            (n)  Further Assurances.  Upon the reasonable request of the
                 ------------------
Bank, do, execute, acknowledge, deliver, or file, or cause to be done, executed, acknowledged, and delivered, or filed, all such further instruments, acts, deeds, information, documents, financing statements, and assurances as may be required by the Bank for the purpose of carrying out the provisions and intent of this Agreement

            (o)  Credit Agency Rating.  Borrower's Credit Agency Rating by
                 --------------------
Standard & Poor's shall at no time be less than BB+.

2      Negative Covenants of the Borrower.  Until the Note shall have been paid
       ----------------------------------
in full and Advances are no longer available hereunder, without the prior written consent of the Bank which shall not be unreasonably withheld, Borrower shall not, and shall not cause or permit any Subsidiary to:

            (a)  Liens, Etc. Create, incur, assume or suffer to exist any Lien
                 ----------
(including, without limitation, the Lien or retained security title of a conditional vendor) of any nature, upon or with respect to any of its properties, or assign or otherwise convey any right to receive income, except for the following (the "Permitted Exceptions"):

                 (i) Liens existing on the date hereof and reflected in the financial statements referred to in Section 5.1(f) and title insurance policies applicable to the deeds of trust given to Bank pursuant to the Secured Credit Agreement (it being acknowledged by Borrower that Bank has relied upon such financial statements and title policies in entering into this Agreement);

                 (ii) Liens for taxes, assessments, or governmental charges or levies on property not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of Borrower in accordance with generally accepted accounting principles;

                 (iii) Liens arising in connection with workmen's compensation, unemployment insurance, and other social security legislation;

                 (iv) On real property not covered by deeds of trust given to Bank pursuant to the Secured Credit Agreement, Liens consisting of easements, rights of way, restrictions, or other similar encumbrances incurred in the ordinary course of business not interfering with the ordinary conduct of business of Borrower or any Subsidiary and that do not materially impair the value of the property subject thereto;

                 (v)    Liens on property acquired by Borrower or the
relevant Subsidiary, as the case may be, in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property, provided that no such
                                                           --------
Lien shall cover any property other than the property being acquired;

                 (vi) Liens, junior to any Deed of Trust given to Bank pursuant to the Secured Credit Agreement, securing borrowings effected to refinance loans described in the foregoing clause (v), covering only the property originally subject to a Lien securing such loan, and in an amount no greater than the principal amount being refinanced;

                 (vii) Liens securing obligations owed to Bank; and Liens securing obligations owed to Bank; and

                 (viii) Liens to refinance existing properties, the result of which would not cause a default under any other provision of this Agreement or other Loan Documents.

            (b)  Unsecured Liabilities.  Create, incur, assume or suffer to
                 ---------------------
exist any Liabilities (other than Debt secured by a Lien constituting a Permitted Exception) other than Liabilities:


                 (i)    to the Bank;

                 (ii) existing on the date hereof and reported on the financial statements referred to in Section 5.1(f);

                 (iii)  for deferred taxes;for deferred taxes;

                 (iv) incurred in the ordinary and normal course of Borrower's or such Subsidiary's business, as the case may be; (for example, trade debt);

                 (v) that are unsecured Debt for borrowed money incurred pursuant to an issuance of debt instruments of Borrower on terms and conditions, and at rates of interest, established in an arms-length transaction, provided
                                                                     --------
that (A) the incurring of such Debt does not violate the provisions of Borrower's or any Subsidiary's articles of incorporation or bylaws, (B) immediately prior to the incurring thereof, and after giving effect thereto, there shall not otherwise exist any Event of Default or event that, with the giving of notice or lapse of time or both, would constitute an Event of Default, and (C) concurrently with the closing of the borrowing transaction, to the extent of the Obligations then outstanding, the net proceeds of such issuance of Debt are paid over to the Bank to be applied to payment of the outstanding Advances, together with interest accrued thereon, and the other Obligations then outstanding, provided, however, that the provisions of this Section 6.2(b)(v) shall remain effective only until the Closing Date; or

                 (vi) for the time period commencing on the Prior Credit Agreement Closing Date to but excluding the Closing Date, that are publicly issued debentures which mature subsequent to May 1, 1995, and for the time period commencing on the Closing Date and continuing thereafter, that are publicly issued debentures which neither mature sooner than five (5) years after the Maturity Date of the Loan nor commence principal or sinking fund payments sooner than five (5) years after the Maturity Date of the Loan.

            (c)  Assumptions, Guaranties, Etc. of Indebtedness of Other Persons.
                 --------------------------------------------------------------
Assume, guarantee, endorse, or otherwise become directly or contingently liable (including, without limitation, liable by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss) in connection with any obligation or indebtedness of any other Person, except for (i) endorsement of negotiable instruments for deposit or collection in the ordinary course of business; and (ii) guaranties in favor of the Bank.

            (b)  Mergers, Etc.  Merge with (whether or not Borrower or the
                 ------------
relevant Subsidiary is the surviving Person) or consolidate with or into, any other Person, or sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired in the ordinary course of business), or permit or cause any Subsidiary to do any of the foregoing.

            (e)  Investments in Other Persons.  Make or suffer to exist any
                 ----------------------------
loan or advance to any Person, or purchase or otherwise acquire the capital stock, assets, or obligations of or any interest in, any Person other than in the ordinary and normal course of its business as presently conducted or with the proceeds of an Advance approved in accordance with Section 2.1, except for
(i) bank time deposits or certificates of deposits from the Bank or other financial institutions having a combined capital and surplus in excess of $100,000,000, (ii) open market commercial paper maturing within 270 days after the date of issuance thereof having a rating equal to at least the third highest rating of either Standard & Poors Corporation or Moody's Investment Services,

Inc., or any successor thereof, (iii) obligations issued by the U.S. Government or any agency thereof maturing within one year of the date of purchase thereof, or (iv) short-term obligations guaranteed by the U.S. Government or any agency thereof. Notwithstanding anything to the contrary contained in this Section
                                                                    -------
6.2(e), from and after the Closing Date Borrower may acquire capital stock or
- ------
other equity interest in any Person or Persons provided that the aggregate amount paid by Borrower to acquire such capital stock or other equity interest does not exceed, at any point in time, $750,000.00.

            (f)  Dividends.  With respect to Borrower, declare or pay any
                 ---------
dividends, or purchase, redeem, retire, or otherwise acquire for value any of its capital stock now or hereafter outstanding, or return any capital to its shareholders as such, or make any distribution of assets to its shareholders as such, or issue any additional shares of capital, except as provided below:

                 (i)    For the period commencing on the Prior Credit
Agreement Closing Date to and including October 21, 1993, provided that no Event of Default shall have occurred and be continuing as of the date of declaration or payment or would exist after giving effect thereto and that Borrower is in compliance with all financial covenants set forth in this Agreement, Borrower may pay, as dividends, an amount not in excess of (A) for the first fiscal quarter of Borrower's fiscal year, one hundred twenty percent (120%) of the sum of Borrower's net income plus Borrower's depreciation and other non-cash amortization items for such quarter, as reported in Borrower's report on Form 10-Q prepared as at the end of such quarter and filed with the Securities and Exchange Commission; and (B) for each subsequent fiscal quarter of Borrower's fiscal year, that amount which, when aggregated with the dividends paid by Borrower for each of the preceding fiscal quarters of Borrower for that fiscal year, does not exceed one hundred twenty percent (120%) of the sum of Borrower's aggregate net income plus Borrower's aggregate depreciation and other non-cash amortization items for the portion of Borrower's fiscal year ending on the last day of such quarter, as reflected in Borrower's financial statements included in Borrower's report on Form 10-Q and/or Form 10-K, as applicable, filed with the Securities and Exchange Commission. Notwithstanding the above, Bank acknowledges that for the quarter ended September 30, 1992, such dividends were 127% of such sum, and that such dividends, for that quarter only, do not violate the requirements of this Agreement.

                 (ii) For the period commencing on October 22, 1993 to but excluding the Closing Date, provided that no Event of Default shall have occurred and be continuing as of the date of declaration or payment or would exist after giving effect thereto and that Borrower is in compliance with all financial covenants set forth in this Agreement, Borrower may declare and pay, as cash dividends, an amount not in excess of (A) for the first fiscal quarter of Borrower's fiscal year, one hundred percent (100%) of Projected Cash Flow for such quarter, which dividend amount is set forth on Exhibit F attached hereto
                                                    ---------
and incorporated herein; and (B) for each subsequent fiscal quarter of Borrower's fiscal year (including the last quarter of fiscal 1994), that amount which, when aggregated with the dividends declared and/or paid by Borrower for each of the preceding fiscal quarters of Borrower for that fiscal year, does not exceed one hundred percent (100%) of Borrower's aggregate Projected Cash Flow for the portion of Borrower's fiscal year ending on the last day of the quarter in which any such dividend is declared, which dividend amount is set forth on Exhibit F attached hereto and incorporated herein;
                       ---------
provided, however, Borrower covenants and agrees that (y) so long as any
- --------  -------
obligation of Borrower related to the $35,000,000 Secured Loan is outstanding, Borrower will not in any circumstance declare or pay any dividend (in cash or other consideration, except as permitted herein) of greater than $1.40 per share per annum, on an annualized basis, and (z) under no circumstance whatsoever shall any dividend declared or paid at any time (1) exceed one hundred ten percent (110%) of Actual Cash Flow for the quarter in which such dividend is declared or paid, or (2) when aggregated with the dividends declared by Borrower for each of the preceding fiscal quarters of Borrower for that fiscal year, exceed one hundred ten percent (110%) of Borrower's Actual Cash Flow for the portion of Borrower's fiscal year ending on the last day of the fiscal quarter in which such dividend is declared.

                 (iii) For the period commencing on the Closing Date and continuing thereafter, provided that no Event of Default shall have occurred and be continuing as of the date of declaration or payment or would exist after giving effect thereto and that Borrower is in compliance with all financial covenants set forth in this Agreement, Borrower may declare and pay, as cash dividends, an amount not in excess of, for any fiscal period of Borrower, one hundred ten percent (110%) of Actual Cash Flow for the period in which such dividend is declared or paid.

                 (iv) Borrower may issue shares of its capital stock, or cause stock splits to occur, as part of any transaction that would not otherwise cause the occurrence of an Event of Default or event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default.

            (g)  Change in Nature of Business.  Make any material change in
                 ----------------------------
the nature of its business.Change in Nature of Business. Make any material change in the nature of its business.


            (h)  Fiscal Year.  Change from December 31 the date on which it
                 -----------
ends its fiscal year or change its accounting principles and practices from those presently in effect, except as may be required under generally accepted accounting principles.

            (i)  Use of Loan Proceeds.  Use the proceeds of any Advance to
                 --------------------
finance the payment, prior to the Closing Date, of all or any portion of any dividend or other distribution on or in respect of Borrower's capital stock, or for any other purpose other than the purpose identified in the request for such Advance delivered to the Bank pursuant to this Agreement. After the Closing Date, Borrower may use the proceeds of any Advance in accordance with Section 2.1(b).

3      Reporting Requirements.  Until the Note shall have been paid in full and
       ----------------------
Advances are no longer available hereunder, Borrower shall, unless the Bank shall otherwise consent in writing, furnish to the Bank:

            (a)  Event of Default.  As soon as possible but in any event
                 ----------------
within five (5) days after knowledge of the occurrence of each Event of Default or each event that, with the giving of notice or lapse of time or both, would constitute an Event of Default: (i) notice of each such Event of Default or event continuing on the date of such statement, and (ii) the statement of the chief financial officer of Borrower setting forth details of such Event of Default or event and the action Borrower proposes to take with respect thereto;

            (b)  Material Event.  As soon as possible but in any event within
                 --------------
five (5) days following the occurrence thereof, the statement of the chief financial officer of Borrower setting forth the details of any action, event or condition of any nature of which Borrower has knowledge that may reasonably be expected to have a material adverse effect upon the business, assets, or financial condition of Borrower or any Subsidiary and the action Borrower proposes to take with respect thereto;

            (c)  Annual Financial Information.  Within ninety (90) days after
                 ----------------------------
the end of each fiscal year of Borrower, annual reports of Borrower, balance sheets and financial statements of the Borrower as of the end of such fiscal year, the related statements of income and operations and changes in cash flow and/or shareholders' equity for such year, all prepared in accordance with generally accepted accounting principles, consistently applied (except as to changes to which an independent accountant concurs), and audited and certified by Deloitte & Touche (or other independent public accountants selected by Borrower and satisfactory to the Bank), such certification not being limited or qualified because of restricted or limited examination by such accountant of any material portion of the Borrower's records; and within said 90 day period, a copy of Borrower's report on Form 10-K filed with the Securities and Exchange Commission;

            (d)  Quarterly Financial Information.  Within forty-five (45)
                 -------------------------------
days after the end of each fiscal quarter of Borrower, a copy of Borrower's report on Form 10-Q filed with the Securities and Exchange Commission, including interim balance sheets and financial statements, prepared in accordance with generally accepted accounting principles, consistently applied;

            (e)  Rent Rolls and Cash Flow Reports.
                 --------------------------------

                 (i)    For the period commencing on the Prior Credit
Agreement Closing Date to and including October 31, 1993, within thirty (30) days after the end of each month, unaudited rent rolls for all of Borrower's real properties, and, within forty-five (45) days after each calendar quarter, a cash flow report as of the end of such quarter and covering, on a consolidating basis, all of Borrower's real properties, in substantially the form of Exhibit D
                                                                       ---------
(each such report, a "Cash Flow Report");

                 (ii) For the period commencing on November 1, 1993 and continuing to but excluding the Closing Date, within forty-five (45) days after the end of each fiscal quarter of Borrower, unaudited rent rolls for all of Borrower's real properties, and, within forty-five (45) days after each calendar quarter, a Cash Flow Report as of the end of such quarter;

                 (iii) For the period commencing on the Closing Date and continuing thereafter, within forty-five (45) days after the end of each fiscal quarter of Borrower, unaudited rent rolls for all of Borrower's real properties encumbered by a deed of trust in favor of Bank (including, without limitation, the Deeds of Trust), and within forty-five (45) days after each calendar quarter, a Cash Flow Report as of the end of such quarter covering all of Borrower's operations.

            (f)  Compliance Certificate.  Within forty-five (45) days after
                 ----------------------
the end of each calendar quarter, commencing with the calendar quarter ending September 30, 1992, a certificate, substantially in the form of the attached Exhibit C, certifying that Borrower is in full compliance with all covenants
- ---------
herein;

            (g)  Actions.  Immediately, but no later than five (5) days after
                 -------
knowledge of the commencement thereof, notice in writing of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary, or any of their respective properties, directly or contingently, which, if determined adversely, would have a material adverse effect on the financial condition, properties or operations of Borrower or any Subsidiary, on a consolidated basis or separately;

            (h)  Amendments.  Immediately after the effective date thereof,
                 ----------
copies of all amendments to the Articles of Incorporation or Bylaws of Borrower;

            (i)  Insurance.  No later than five (5) Business Days after the
                 ---------
Bank's request therefor, copies of such insurance policies maintained by Borrower or of certificates of insurance related thereto, whichever the Bank may request; and

            (j)  ERISA.  If and when Borrower gives or is required to give
                 -----
notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, Borrower will deliver to Bank a copy of the notice of such reportable event given or required to be given to the PBGC.

            (k)  Cash Flow Projections.  Not later than February 14 and
                 ---------------------
August 14 of each calendar year, commencing on February 14, 1993 and ending on February 14, 1995, semi-annual cash flow projections for all real properties owned by Borrower, for the semi-annual periods commencing on the preceding January 1 and July 1, respectively, of each such calendar year. Thereafter, not later than February 14 and August 14 of each calendar year, commencing August 14, 1995, semi-annual cash flow projections at the entity level of Borrower which incorporate, on a property by property basis, operating details for all real properties owned by Borrower, for the semi-annual periods commencing on the preceding January 1 and July 1, respectively, of each such calendar year.

            (l)  Other.  Such other information respecting the business,
                 -----
properties, or condition or operations, financial or otherwise, of Borrower or any Subsidiary, as the Bank may from time to time reasonably request.

                        EVENTS OF DEFAULT AND REMEDIES
                        ------------------------------

1      Events of Default.  The occurrence of any of the following events shall
       -----------------
be an "Event of Default" (whatever the reason for such Event of Default and whether such Event of Default shall be voluntary or effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body):

            (a) Failure to pay in full the amount of any principal of the Note, or failure to pay in full any installment of interest on the Note, when any such payment or installment shall become due, and, in any such case, such failure shall remain unremedied for fifteen (15) days; or

            (b) Any representation or warranty made in any of the Loan Documents or in any certificate, agreement, instrument, or statement contemplated by or made or delivered pursuant to or in connection with this Agreement, shall prove to have been incorrect in any material respect when made or Borrower shall fail to perform or observe any term, covenant, or agreement of
Section 6.2; or

            (c) Borrower shall fail to perform or observe any other term, covenant, or agreement contained in any of the Loan Documents and such failure, if capable of remedy, shall remain unremedied for a period of thirty (30) days following the earlier of (i) Borrower's knowledge thereof and (ii) the giving of notice thereof to Borrower by the Bank; or

            (d) (i) Borrower shall fail to pay any non-contested Debt (other than as evidenced by the Note) owing directly or indirectly by it to Bank (including, without limitation, the $40,000,000 Secured Loan, the $35,000,000 Secured Loan, so long as outstanding, and the Puente Hills Loan) or any other creditor, or any interest or premium thereon, when due, whether such Debt shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise; or (ii) any "Event of Default" (as defined for purposes of any such debt) or event that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default, shall occur under any agreement or instrument evidencing or securing or relating to any debt owed by Borrower to Bank, (including, without limitation, the $40,000,000 Secured Loan, the $35,000,000 Secured Loan, so long as outstanding, and the Puente Hills Loan); or
(iii) any "Event of Default" (as defined for purposes of such debt) or event that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default, shall occur under any agreement or instrument evidencing or securing or relating to any debt owed by Borrower to any other creditor, and such Event of Default or event remains unremedied for a period of thirty (30) days, notwithstanding any grace period under any such other agreement or instrument; or

            (e) Any of the Loan Documents, at any time after execution and delivery and for any reason, shall cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by Borrower, or Borrower shall deny that any or further liability or obligation exists under any of the Loan Documents; or

            (f) A decree or order for relief shall be entered by a court having jurisdiction in respect of Borrower in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, or other similar law; or a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official shall be appointed for Borrower or for any substantial part of its properties; or the winding-up or liquidation of Borrower's affairs shall be ordered; and any such decree, order, or appointment shall continue unstayed and in effect for a period of thirty (30) consecutive days; or

            (g) Borrower shall commence a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official), of or for Borrower or any substantial part of its properties, or Borrower shall make any assignment for the benefit of creditors, or Borrower shall fail generally to pay its debts as such debts become due, or Borrower or its shareholders shall take corporate action in furtherance of any of the foregoing; or

            (h) There shall occur any material adverse change in the financial condition of Borrower or Borrower's Credit Agency Rating by Standard & Poor's falls below BB+; or

            (i) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall have been rendered against Borrower or any Subsidiary, and the same shall have remained unsatisfied and in effect, without stay of execution, for any period of sixty (60) days; or

            (j) Borrower shall fail to pay when due any amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by Borrower, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated.

2      Remedies Upon Default.  Upon the occurrence of and during the continuance
       ---------------------
of any Event of Default, unless the Event of Default shall have been waived in writing to the extent permitted herein:

            (a) All commitments to make Advances shall terminate without notice to or demand upon Borrower, each of which is expressly waived by Borrower;

            (b) Upon the occurrence of an Event of Default described in Section 7.1(h) or (i), the unpaid principal of the Note, all accrued interest thereon, and all other amounts payable under this Agreement or the Loan Documents shall become and be forthwith due and payable, without protest, presentment, demand or notice of any kind to Borrower, all of which are expressly waived by Borrower;

            (c) Upon the occurrence of any Event of Default other than an Event of Default described in Section 7.1(h) or (i), the Bank may declare the entire unpaid principal of the Note, all interest accrued and unpaid thereon, and all other amounts payable under this Agreement or the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, demand or further notice of any kind, all of which are expressly waived by Borrower;

            (d) Upon acceleration, the Bank, without notice to or demand upon Borrower, each of which is expressly waived by Borrower to the extent permitted by law, may proceed to protect, exercise, and enforce its rights and remedies under the Loan Documents and such other rights and remedies as are provided by law or equity;

            (e) The Bank may determine in its sole discretion the order and manner in which the Bank's rights and remedies are to be exercised, and all payments received by the Bank shall be, applied first, to the costs and expenses (including attorneys, fees and disbursements) of the Bank; second, to the payment of other fees or charges payable under the Loan Documents; third, to the payment of accrued and unpaid interest on the Note to and including the date of such application; fourth, to the payment of the unpaid principal of the Note; and fifth, to the payment of all other amounts then owing to the Bank under the Loan Documents. No such application of the payments shall cure any Event of Default or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies upon default.

                                 MISCELLANEOUS
                                 -------------

1      Waiver; Cumulative Remedies
       ---------------------------

            (a) No failure or delay on the part of the Bank or of any other holder of the Note in exercising any right, power, or remedy hereunder or under the Note or any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder or under the Note or any other Loan Document. The remedies herein, in the Note and in the Loan Documents are cumulative and not exclusive of any remedies provided by law or otherwise available to the Bank.

            (b)  Bank's Unilateral Rights.  From time to time, Bank may
                 ------------------------
perform any of the following without incurring any liability or giving notice to any Person: (i) release any Person liable for payment of any Obligation; (ii) extend the time for payment, or otherwise alter the terms of payment, of any Obligation; (iii) accept new or additional real or personal property of any kind as security for any Obligation, whether evidenced by deeds of trust, mortgages, security agreements or any other instruments of security; or (iv) alter, substitute or release any real or personal property at any time securing the Obligations.

            (c)  Confidentiality of Financial Information.  Bank acknowledges
                 ----------------------------------------
that Borrower is a publicly traded company subject to state and federal securities regulations. Bank covenants and agrees that (i) all non-public financial information relating to Borrower and/or any of its real properties which is provided to Bank in connection with the Loan will be used only for Bank's internal monitoring of the Borrower in connection with the obligations of Borrower to Bank and (ii) Bank will not use such non-public information for any other purpose.

2.     Amendments, Etc.  No amendment, modification, termination, or waiver of
       ---------------
any provision of this Agreement or of the Note or any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances.

3           Addresses for Notices, Etc.
            --------------------------

            (a) Except as otherwise expressly provided herein, all notices, requests, demands, directions and other communications provided for hereunder, under the Note or under any other Loan Document, or otherwise desired to be communicated in connection with the transactions contemplated hereby, shall be in writing and mailed or delivered to the applicable party at the address for such party indicated below:

            If to Borrower:

                   Burnham Pacific Properties, Inc.
                   610 West Ash Street, Suite 1600
                   San Diego, California  92101-3212
                   Attn: Mr. Jeffrey R. Fisher

            If to Bank:

                   Bank of America N.T. & S.A.
                   CRESG Orange County #1778
                   555 Anton Boulevard, 11th Floor
                   Costa Mesa, California  92626
                   Attn: Ms. Cynthia K. Hamilton

or, as to each party, at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 8.3. All such notices, requests, demands, directions and other communications shall, when mailed, be effective two (2) Business Days after being deposited in the mails, addressed as aforesaid. Any notice received by the Bank under the Loan Documents, including (but not limited to) any notice under Sections 2.4, may be conclusively relied upon by the Bank as having been duly authorized and containing the signatures of corporate officers, duly authorized to execute and deliver any such notice to effectuate the matters or actions set forth therein.

            (b)  Any telecopied written notice given by Borrower under Section
2.4 shall be irrevocable. Each such telecopied written notice must be made by a duly authorized officer of Borrower (such authorization to be certified to the Bank by Borrower in substantially the form of Exhibit B), and the Bank shall be
                                              ---------
entitled to rely upon a request by any person purporting to be such an officer. It is understood that permitting telecopied written requests is solely for the convenience and at the request of Borrower, and in no event shall the Bank be held liable in any way for its having acted on telecopied written instructions from any such authorized officer (or a person believed by the Bank in good faith to be one of such officers). Borrower shall indemnify and hold harmless the Bank from any liability or obligation arising out of such telecopied written notice, and the risk any incorrect interpretation of the telecopied written notice shall be borne by Borrower.

4      Costs, Expenses and Taxes.  The Borrower agrees to pay on demand all
       -------------------------
reasonable costs and expenses of the Bank in connection with the preparation, execution, delivery and administration of this Agreement, the Note, and the other Loan Documents, including, without limitation, the fees and out-of-pocket expenses of legal counsel (including in-house counsel), independent public accountants, appraisers, environmental consultants, and other experts employed or retained by the Bank in connection with the administration of this Agreement and the Note, and all costs and expenses, if any, in connection with the enforcement of this Agreement, the Note, and the other Loan Documents, including, without limitation, all attorneys' fees and costs incurred in connection with any bankruptcy, insolvency, liquidation, or other debtor-relief proceeding of or relating to Borrower. The Borrower shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and fees or charges payable or determined to be payable in connection with the execution, delivery or filing of the Loan Documents or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless, and indemnify the Bank, and each holder of the Note, for, from, and against any and all loss, liability, or legal or other expense with respect to or resulting from any delay in paying or failing to pay any tax, fee, or charge, or that any of them may suffer or incur by reason of the failure of the Borrower to perform any of its obligations under the Loan Documents. The covenants and agreements of this Section 8.4 shall survive the repayment of the Note and the cancellation thereof.

       If the Bank at any time determines that the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank under any law or any guideline, request or directive of any Governmental Agency is based on or increased by Advances and/or commitments of the type contemplated by this Agreement, then the Borrower shall pay to the Bank on demand such additional amounts as the Bank may reasonably determine to be sufficient to compensate the Bank or such other corporation for any reduction in the rate of return on the capital of the Bank or such other corporation to the extent that the Bank reasonably determines that the maintenance or increase of such capital is allocable to Advances and/or commitments under this Agreement.

5      Execution in Counterparts.  This Agreement may be executed in any number
       -------------------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts of this Agreement taken together shall constitute but one and the same instrument.

6      Binding Effect; Assignment.  This Agreement shall become effective when
       --------------------------
it shall have been executed by the parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower shall have no right to assign its rights hereunder or any interest herein without the prior written consent of the Bank.

7      Governing Law.  This Agreement and the Note shall be governed by, and
       -------------
construed in accordance with, the laws of the State of California, without regard to the choice of law provisions thereof.

8      Severability of Provisions.  Any provision of this Agreement or of the
       --------------------------
Note that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

9      Headings.  Article and Section headings in this Agreement are included
       --------
herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

10     Independence of Covenants.  All covenants under this Agreement shall be
       -------------------------
given independent effect, so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Event of Default (or of an event that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default) if such action is taken or such condition exists.

11     Payments on Non-Business Days.  If any payment to be made hereunder or
       ----------------------------
under the Note shall become due on a day other than a Business Day, such payment shall be made on the next Business Day, and such extension of time shall be included in computing any interest in respect of such payment.

12     Integration; Entire Agreement.  This Agreement, the Note, and all other
       -----------------------------
instruments and documents to be delivered hereunder and thereunder are intended by the parties hereto and thereto to be an integrated contract, which together, except as otherwise provided herein, contain the entire understandings of the parties with respect to the subject matter contained herein and therein. There are no restrictions, warranties, representations, covenants or undertakings other than those expressly set forth herein and therein. This Agreement, the Note, and the other documents to be delivered hereunder and thereunder, except as otherwise provided for herein, supersede all prior agreements and understandings between the parties with respect to such subject matter. All Exhibits and Schedules attached to this Agreement are incorporated herein by reference as though fully set forth.

13     Survival of Agreements.  All agreements, covenants, representations and
       ----------------------
warranties made herein shall survive the execution and delivery of the Note and of any other Loan Documents and the making of the Loans hereunder.

14     Indemnity by Borrower.  The Borrower agrees to indemnify, save, and hold
       ---------------------
harmless the Bank and its directors, officers, agents, and employees (collectively the "indemnitees") from and against:

            (a) any and all claims, demands, actions, or causes of action that are asserted against any indemnitee by any Person (i) arising out of or relating to the Bank's projections of interest rates and/or operating income and/or valuations or appraisals of property made by the Bank pursuant to the terms of this Agreement; or (ii) arising out of or relating to any claimed or asserted violation of any securities law in connection with any action contemplated by this Agreement or any other Loan Document; or (iii) that directly or indirectly relate to a claim, demand, action or cause of action that the Person has or asserts against the Borrower; and

            (b) any and all liabilities, losses, costs, or expenses (including attorneys' fees and costs) that any indemnitee suffers or incurs as a result of the assertion of any claim, demand, action or cause of action described in the foregoing paragraph (a).

15     Arbitration.
       -----------

            (a) This subsection 8.15 (a) applies at any time when there is real property collateral securing this Agreement (and there is none as of the Closing
Date). In any judicial action between the parties, including any action or cause of action arising out of or relating to this Agreement or the Loan Documents or based on or arising from an alleged tort, all decisions of fact and law shall at the request of any party be referred to a referee in accordance with California Code of Civil Procedure Sections 638 et seq. The parties shall designate to the court a referee or referees selected under the auspices of the American Arbitration Association ("AAA") in the same manner as arbitrators are selected in AAA-sponsored proceedings. The presiding referee of the panel, or the referee if there is a single referee, shall be an active attorney or retired judge. Judgment upon the award rendered by such referee or referees shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

            (b) If there is no real property collateral securing this Agreement, or after any deed of trust securing this Agreement has been released, fully reconveyed or extinguished, any controversy or claim between the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S.
Code), notwithstanding any choice of law provision in this Agreement, and under the commercial Rules of the AAA. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

            (c) Notwithstanding the above provisions of subsection 8.15(b), no controversy or claim shall be submitted to arbitration without the consent of all parties, if, at the time of the proposed submission, such controversy or claim arises from or relates to any obligation by Borrower to Bank which is secured by real property collateral. If all parties do not consent to submission of such a controversy or claim to arbitration, the controversy or claim shall be determined by reference as provided in subsection 8.15(a).

            (d) No provision of this Section 8.15 shall limit the right of any party to exercise self-help remedies such as setoff, to foreclose against or sell any real or personal property collateral or security or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

At Bank's option, foreclosure under a deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

16     Exhibits and Schedules. The following Exhibits and Schedules are attached
       ----------------------
hereto and shall be deemed a part of this Agreement for all purposes:

            (a)  Exhibit:

                 Exhibit A - Form of Note

                 Exhibit B - Form of Borrowing Request and
                                 Certificate

                 Exhibit C - Form of Compliance Certificate

                 Exhibit D - Form of Cash Flow Report

                 Exhibit E - Form of Disbursement Authorization

                 Exhibit F - Analysis of Dividend Coverage

            (b)  Schedule 5.1(d) - Pending Litigation

17     Time of the Essence.  With respect to all of the Loan Documents, time is
       -------------------
of the essence.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers, thereunto duly authorized, on the date first written above.

                                   BORROWER:

                                   BURNHAM PACIFIC PROPERTIES, INC.,
                                   a California corporation


                                   By:  ____________________________
                                   Name:
                                   Title:

                                   By:  _____________________________
                                   Name:
                                   Title:

                                                  BANK:

                                                  BANK OF AMERICA NATIONAL TRUST
                                                   AND SAVINGS ASSOCIATION




                                                  By:  _________________________
                                                  Name:
                                                  Title:

            SCHEDULE 5.1(d) TO REVOLVING UNSECURED CREDIT AGREEMENT


       As of the Prior Credit Closing Date, there were no material actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened against Borrower or any of its properties. As of the Closing Date, there are no material actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened against Borrower or any of its properties, except: NONE

                                   EXHIBIT A
                                   ---------

                                 FORM OF NOTE

                               [TO BE ATTACHED]

                             AMENDED AND RESTATED
                             --------------------
                        REVOLVING UNSECURED CREDIT NOTE
                        -------------------------------


$10,000,000.00                                                  October 19, 1992
LIN K062                                              Amended and Restated as of
                                                                  March 15, 1995
                                                           San Diego, California


       FOR VALUE RECEIVED, BURNHAM PACIFIC PROPERTIES, INC., a California corporation ("Borrower"), promises to pay to the order of Bank of America National Trust and Savings Association ("Bank") at Bank's Office at 555 Anton Boulevard, 11th Floor, Costa Mesa, California, 92626 or such other location as is designated by Bank, on June 1, 1997, in lawful money of the United States of America in same day funds, TEN MILLION DOLLARS ($10,000,000.00) (the "Maximum Loan Amount") or so much thereof as is the unpaid principal amount of all Advances made to Borrower under the Credit Agreement (as defined in Section 2 below). Borrower also promises to pay interest at said office, in like money, on the unpaid principal balance hereof outstanding hereunder from time to time from the date hereof until paid at the rates and at the times set forth in Exhibits A
                                                                      ----------
and B below, calculated on the basis of a 360-day year and for the actual number
    -
of days elapsed which results in more interest than if a 365-day year were used. This Amended and Restated Revolving Unsecured Credit Note (the "Note") amends and restates in its entirety that certain Revolving Unsecured Credit Note dated October 19, 1992 in the original principal amount of FIVE MILLION DOLLARS ($5,000,000), executed by Borrower, as maker, in favor of Bank, as holder, as amended by those documents detailed in Section 2 below (the "Prior Note").

       9.   Maturity Date.  At maturity, June 1, 1997 (the "Maturity Date"), all
            -------------
principal and interest remaining unpaid under this Note shall be due and payable.

       10.  Credit Agreement; Definitions.  The Prior Note was executed pursuant
            -----------------------------
to that certain Revolving Unsecured Credit Agreement dated as of October 19, 1992, between Borrower and Bank (the "Prior Credit Agreement"). The Prior Credit Agreement, as subsequently modified and amended by that certain Modification Agreement (Long Form) dated as of October 6, 1993, that certain Second Modification Agreement (Long Form) dated as of October 24, 1994, that certain Letter Agreement dated December 22, 1994 and that certain Third Modification Agreement (Long Form) dated as of January 30, 1995, has been amended and restated in its entirety by that certain Amended and Restated Unsecured Credit Agreement between Borrower and Bank of even date herewith (as so amended and restated, the "Credit Agreement"). Except as otherwise defined in this Note, all capitalized terms used herein without definition shall have the same respective meanings herein as have been given to such terms in the Credit Agreement, and all of the terms, conditions and provisions of the Credit Agreement are hereby incorporated herein by this reference.

       11.  Interest.  Accrued interest shall be payable on the first day of
            --------
each month in arrears, on any portion of the Loan bearing interest at the Reference-based Rate, and on any Rate Portion having a Rate Period longer than one month. (As used here, the terms "Reference-based Rate," "Rate Portion" and "Rate Period" have the meanings given to them in Exhibit A.) In addition, all interest accrued on any Rate Portion, regardless of its length, shall be due and payable on the last day of the applicable Rate Period and with any prepayment. For purposes of this Note, "interest" shall include (a) any and all interest payable as provided in this Note, including Exhibit A, together with (b) any and all sums ("Additional Interest") payable by Borrower under any existing or future agreement between Bank and Borrower ("Interest Rate Protection Agreement") which may afford interest rate protection to all or part of the Loan. Borrower shall pay any and all Additional Interest at the times and in the amount specified in the applicable Interest Rate Protection Agreement and on the terms and subject to the conditions of the Credit Agreement.

       12.  Prepayment.  Borrower may prepay some or all of the principal under
            ----------
this Note, on the terms and subject to the conditions set forth in Exhibit B.
                                                                   ---------

       13.  Required Prepayment.
            -------------------

            1    If, at any time from and after October 22, 1993 to but
excluding the Closing Date, Debt to Value exceeds sixty percent (60%) or the Debt Service Coverage at any time falls below 1.35 to 1.0, in each case as determined by Bank, Borrower shall (i) make a principal reduction of the Loan, or (ii) provide additional collateral acceptable to Bank in its sole discretion, in an amount or of sufficient value such that the Debt to Value is reduced to an amount which is sixty percent (60%) or less and the Debt Service Coverage is not less than 1.35 to 1.0, within thirty (30) days following its receipt of notice of the same from Bank, or the same shall constitute an Event of Default. Borrower shall not be entitled to any Advance under the Loan during any period in which the Debt to Value is in excess of sixty percent (60%) or the Debt Service Coverage is less than 1.35 to 1.0.

            2    If, at any time from and after the Closing Date, Debt to Value exceeds sixty percent (60%) or the Debt Service Coverage at any time falls below
1.50 to 1.0, in each case as determined by Bank, Borrower shall (i) make a principal reduction of the Loan, or (ii) provide additional collateral acceptable to Bank in its sole discretion, in an amount or of sufficient value such that the Debt to Value is reduced to an amount which is sixty percent (60%) or less and the Debt Service Coverage is not less than 1.50 to 1.0, within thirty (30) days following its receipt of notice of the same from Bank, or the same shall constitute an Event of Default. Borrower shall not be entitled to any Advance under the Loan during any period in which the Debt to Value is in excess of sixty percent (60%) or the Debt Service Coverage is less than 1.50 to 1.0.

       14.  Advances; Payments.  All Advances made by the Bank to Borrower
            ------------------
pursuant to the Credit Agreement, and all payments and repayments made on account of principal hereof or interest hereon, shall be evidenced by the internal records of the Bank, which shall be prima facie evidence of such matters. Amounts which have been advanced hereunder and repaid may be reborrowed, subject to all terms and conditions of the Credit Agreement. All payments on this Note shall be applied first to the payment of any outstanding fees, costs, or charges, then to the payment of accrued interest, and the balance, if any, to the payment of principal. The Bank shall not be required to make any Advance if it would cause the outstanding principal amount of this Note to exceed the Maximum Loan Amount. All amounts payable under this Note are payable in lawful money of the United States during normal business hours on a Banking Day, as defined in Exhibit A. Checks constitute payment only when
                           ---------
collected.

       15.  Default Interest.  Without limitation on any other remedies
            ----------------
available to the holder hereof in respect of an Event of Default, all amounts not paid when due under this Note or any of the other Loan Documents shall bear interest, payable on demand, for the period beginning with the date any such amount became due and payable, until paid, at a default rate equal to the Reference Rate plus two and three-quarters percent (2 3/4%) per annum ("Default Rate").

       16.  Rights of Holder.  The holder hereof shall have all the rights of a
            ----------------
holder in due course as provided in the California Uniform Commercial Code and other laws of the State of California. Any reference to "holder" in this Note shall mean and refer to the Bank or any subsequent holder of this Note and to the successors and assigns of the Bank or of any such subsequent holder.

       17.  Binding Effect.  This Note inures to and binds the heirs, legal
            --------------
representatives, successors and assigns of Borrower and Bank; provided, however, that Borrower may not assign this Note or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or part of the Loan on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. Also without notice to or the consent of Borrower, Bank may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in this Note, the Loan or any other loans made by Bank to Borrower (whether evidenced by this Note or otherwise), any financial or other information, data or material in Bank's possession relating to Borrower or the Loan. If Bank so requests, Borrower shall sign and deliver a new note to be issued in exchange for this Note.

       18.  Waivers.  Borrower, and any endorsers, guarantors or sureties
            -------
hereof, severally waive (a) presentment and demand for payment, (b) notice of intent to accelerate maturity, (c) protest or notice of protest or non-payment,
(d) the right to plead any and all statutes of limitations as a defense to any demand hereunder, (e) bringing of suit and diligence in taking any action to collect any sums owing hereunder or in any proceeding against any of the rights and properties guaranteeing payment hereunder, and (f) any right of offset it now has or may hereafter have against the holder hereof, including, without limitation, the benefits of California Code of Civil Procedure Section 431.70. Borrower expressly agrees that this Note, or any payment hereunder, may be extended from time to time, and consents to the acceptance or substitution of any security or the release of any security for this Note, all without in any way affecting the liability of Borrower or of any endorsers or guarantors hereof. No extension of time for the payment of this Note, or for the payment of any installment hereof, made by agreement between the holder hereof with any Person now or hereafter liable for the payment of this Note, shall affect the original liability under this Note, even if Borrower is not a party to such agreement.

       19.  Capital Adequacy.
            ----------------

            1    For purposes of this Section 11, the term "Bank" includes Bank and any company controlling it. The term "Capital Adequacy Requirement" means any applicable existing or future law, rule, regulation or guideline, or any change in any of the foregoing, that relates to the manner in which Bank allocates capital resources to its loans and commitments, or to a class of such loans and commitments which includes the Loan.

            2    This Section 11 shall apply whenever Bank in its reasonable judgment determines:

                 (a) That the amount of capital required or expected to be maintained by Bank is or would be affected by any Capital Adequacy Requirement, or by the manner in which any Capital Adequacy Requirement may now or in the future be interpreted or administered by any governmental authority, central bank or comparable agency charged with such interpretation or administration, or by Bank's compliance with any request or directive, whether or not having the force of law, of any such governmental authority, central bank or comparable agency; and

                 (b) That as a result, the rate of return on Bank's capital has been or will be reduced because of Bank's obligations under the Loan Documents, taking into account Bank's policies with respect to capital adequacy and Bank's desired return on capital.

            3    If the conditions described in Section 11(b) above have been met, Borrower shall pay Bank, upon written notice and demand as specified in this Section 11(c), such amounts as Bank may reasonably determine would compensate Bank for Borrower's allocable share of Bank's reduced rate of return. Bank shall give Borrower at least thirty (30) days' written notice before Bank's initial demand for compensation under this Section 11, and before any subsequent demand for such compensation at a level higher than that previously requested. The notice shall describe in reasonable detail the method of calculating such compensation.

            4    All compensation under this Section 11 shall be payable
quarterly in arrears. Any demand by Bank for such compensation shall include a certificate setting forth in reasonable detail the basis for determining the amounts payable, and any such certificate shall be conclusive and binding in the absence of manifest error.

       20.  Limitation on Interest.  All agreements between Borrower and Bank,
            ----------------------
now existing or hereafter arising, are hereby expressly limited so that in no event whatsoever shall the amount paid, or agreed to be paid, to Bank hereof for the use, forbearance, or detention of money to be loaned hereunder, or otherwise, or for the performance or payment of any covenant or obligation contained herein, exceed the maximum amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof exceeds the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance Bank, or any other holder hereof, shall ever receive as interest under this Note or otherwise an amount that would exceed the highest lawful rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing hereunder (without charge for prepayment) and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance hereof, such excess shall be refunded to Borrower.

       21.  Attorneys' Fees.  If any lawsuit, reference or arbitration is
            ---------------
commenced which arises out of or relates to this Note, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court, referee or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceedings, Borrower agrees to pay all of Bank's costs and expenses, including attorneys' fees, which may be incurred in enforcing or protecting Bank's rights or interests. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees, those fees shall include the allocated costs for services of in-house counsel.

       22.  Events of Default; Acceleration.  The Credit Agreement, among other
            -------------------------------
things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified. Upon the occurrence of an Event of Default, then, in addition to any other right or remedy of the Bank under the Credit Agreement or this Note, the principal hereof, with interest accrued thereon then remaining unpaid, may become, or may be declared to be, forthwith due and payable, as provided in the Credit Agreement.

       23.  No Waiver.  The failure to exercise, or delay in exercising, any
            ----------
remedy hereunder or under the Credit Agreement shall not constitute a waiver of the right to exercise that remedy at any later time in respect of the same event or any other event. The acceptance by the holder hereof of any payment hereunder that if less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the rights described in the foregoing paragraph at that time or at any later time or nullify any prior exercise of any such right without the express written consent of such holder, except as and to the extent otherwise provided by law.

       24.  Interpretation; Exhibits.  As used in this Note, the terms "Bank,"
            ------------------------
"holder" and "holder of this Note" are interchangeable. As used in this Note, the word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." Exhibits A, B and C are
                                                   ----------  -     -
attached to this Note and are incorporated in this Note by this reference.

       25.  Authority.  Borrower has caused this Note to be executed by its
            ---------
officers, who were duly authorized and directed to do so by a resolution of its Board of Directors which was duly passed and adopted by the requisite number of members of the Board at a meeting which was duly called, noticed, and held.

       26.  Rights Cumulative.  All rights and remedies of the Bank hereunder
            -----------------
and under the Credit Agreement are cumulative. Every provision hereof is intended to be severable. If any provision of this Note is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the other provisions hereon, which shall remain binding and enforceable.

       27.  Time of the Essence.  It is agreed that time is of the essence as to
            -------------------
every term, condition and provision of this Note.

       28.  Governing Law.  This Note shall be governed by, and construed in
            -------------
accordance with, the laws of the State of California.

                              BURNHAM PACIFIC PROPERTIES, INC.,
                              a California corporation

                              By: _____________________________
                              Name:
                              Title:


                              By: _____________________________
                              Name:
                              Title:

                             EXHIBIT A TO THE NOTE

                                INTEREST RATES
                                --------------

       29.  Available Interest Rates.  On and subject to the terms and
            ------------------------
conditions of this Exhibit A, Borrower may choose to have all or a portion of
                   ---------
the Loan bear interest at any one of the following rates:

            1    For the period commencing October 19, 1992 through and
including December 21, 1994:

                 (a) Reference Rate plus 0.25 percent per year (the "Reference-based Rate");

                 (b) Offshore Rate plus 2.25 percent per year (the "Offshore Alternative");

            2    For the period commencing December 22, 1994 through and
including the Maturity Date :

                 (a) (i) Reference Rate plus zero percent per year if on the first Banking Day of each Rate Period (the "Reset Date") the Borrower's long term unsecured debt rating is BBB- or better with Standard & Poor's Corporation ("S&P") and Baa3 or better with Moody's Investors Service, Inc., ("Moody's");
(ii) Reference Rate plus 0.25 percent per year if the Borrower's long term unsecured debt rating is BB+ with S&P or Ba1 with Moody's, as applicable (collectively, the "Reference-based Rate"); provided, however, that if on any Reset Date for whatever reason the Borrower's long term unsecured debt rating is not available from S&P or Moody's or is not otherwise determinable, the Reference-based Rate shall be the Reference Rate plus 0.25 percent per year;

                 (b) (i) Offshore Rate plus 1.75 percent per year if on the Reset Date the Borrower's long term unsecured debt rating is A- or better with S&P and A3 or better with Moody's; (ii) Offshore Rate plus 2.00 percent per year if on the Reset Date the Borrower's long term unsecured debt rating is BBB+ to BBB-with S&P and Baa1 to Baa3 with Moody's; (iii) Offshore Rate plus 2.25 percent per year if on the Reset Date the Borrower's long term unsecured debt rating is BB+ with S&P or Ba1 with Moody's, as applicable (collectively, the "Offshore Alternative"); provided, however, that if on any Reset Date for whatever reason the Borrower's long term unsecured debt rating is not available from S&P or Moody's or is not otherwise determinable, the Offshore Alternative shall be the Offshore Rate plus 2.25 percent per year.

Borrower and Bank acknowledge that as of the date hereof, only S&P and not Moody's provides a debt rating for Borrower. Unless and until Moody's shall provide a debt rating for Borrower, the Moody's rating criteria set forth herein shall remain inapplicable.

The terms used above are defined in Article 2 of this Exhibit A. The Reference-based Rate is a variable rate. Each rate other than the Reference-based Rate (a "Contract Rate") may be fixed by agreement between Borrower and Bank as to a given principal amount (the "Rate Portion") during a given period of time (the "Rate Period"), subject to the restrictions set forth below.

       30.  Interest Rate Definitions.
            -------------------------

            1    Reference Rate.  "Reference Rate" means the per annum rate of
                 --------------
interest publicly announced from time to time by Bank at San Francisco, California, as its Reference Rate. The Reference Rate is set by Bank based on various factors, including Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing loans. Bank may price loans at, above or below the Reference Rate. Any change in the Reference Rate shall take effect on the day specified in the public announcement of such change.

            2    Offshore Alternative.
                 --------------------

                 (a) With respect to a given Rate Period and Rate Portion where interest is calculated based on the Offshore Alternative, "Offshore Rate" means the per annum rate of interest, rounded upward, if necessary, to the nearest 1/100th of one percent, determined by the following formula:

            Offshore Rate           IBOR Rate
                          --------------------------
                                     (1.00 - Reserve Percentage)

All figures used in this calculation shall be determined by Bank as of the day when Bank delivers the binding rate quote to Borrower.

                 (b) For purposes of this formula, the following definitions shall apply:

                      (i) "IBOR Rate" means the per annum rate of interest, rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which Bank's Grand Cayman branch, Grand Cayman, British West Indies, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable Rate Portion and Rate Period to major banks in the offshore U.S. dollar inter-bank market.

                      (ii) "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

                 (c) Borrower may elect an Offshore Alternative no later than 9:30 a.m., San Francisco time, on any Banking Day. In Bank's sole discretion, the applicable Rate Period may begin on the day of Borrower's rate election or up to the second Banking Day thereafter.

                 (d) From time to time, Bank in its sole discretion may determine that:

                      (i) It is illegal for Bank to offer the Offshore Alternative, or to obtain funds in the offshore U.S. dollar inter-bank market in amounts and for periods comparable to those of the requested Rate Portion and Rate Period (an "Offshore Illegality"); or

                      (ii) U.S. dollar deposits are not available in the offshore U.S. dollar inter-bank market in amounts and for periods comparable to those of the requested Rate Portion and Rate Period; or

                      (iii) The Offshore Alternative does not accurately reflect the costs associated with the requested Rate Portion and Rate Period.

In any such event, Bank shall have no obligation to honor Borrower's election of an Offshore Alternative for any new Rate Portion and Rate Period. If Bank in its sole discretion should determine that any Offshore Illegality has occurred and is continuing, any existing Rate Portion bearing interest at the Offshore Alternative shall automatically bear interest at the Reference-based Rate until Borrower makes a valid election of a new Contract Rate and a new Rate Period for that portion. Borrower shall not be obligated to pay any Prepayment Premium (as defined in Exhibit B) if any existing Rate Period is interrupted because of an
           ---------
Offshore Illegality. No validly existing Rate Period or Rate Portion shall be affected by the occurrence of any event or condition described in clauses (ii) or (iii) above.

       31.  Election of Contract Rates.
            --------------------------

            1    Requests for Contract Rate Quotes.  From time to time, Borrower
                 ---------------------------------
may request Bank to quote a given Contract Rate. Such a request may be made by Borrower in writing or by a telephone call to a Bank officer in the unit specified in the first paragraph of the Note as the place where payments are to be made.

            2    Contract Rate Election Procedures.  In response to Borrower's
                 ---------------------------------
request, Bank shall provide a binding rate quote for a given Contract Rate. Based on such information, Borrower may elect that Contract Rate within the time specified above, together with the associated Rate Period and Rate Portion; provided, however, that Borrower may not select a Rate Period that extends beyond the Maturity Date. Such an election by Borrower shall be irrevocable, whether it is made in writing or by telephone.

            3    Confirmation of Contract Rate Elections.  If Bank so chooses,
                 ---------------------------------------
it may confirm any election by Borrower of a Contract Rate in the form of the "Contract Rate Notice" attached to the Note as Exhibit C. Borrower shall
                                               ---------
acknowledge all Contract Rate Notices in
writing in the form set forth in Exhibit C, within any time periods specified by
                                 ---------
Bank. Bank shall have no obligation to provide any Contract Rate Notice to Borrower. If Bank fails to send or Borrower fails to acknowledge any such notice, that shall not affect any Contract Rate or Rate Period placed in effect or the effectiveness of any act performed by Bank in response to a telephonic interest rate election by Borrower.

            4    Effect of Nonelection.  If Borrower does not specify a Contract
                 ---------------------
Rate for any portion of the Loan, or if for any such portion a Contract Rate cannot be selected or maintained (for example, because the minimum portion size requirement has not been met), that portion shall bear interest at the Reference-based Rate until Borrower makes a valid election of a different interest rate. After any Rate Period expires, the applicable Rate Portion shall bear interest at the Reference-based Rate until Borrower makes a valid election of a new Contract Rate and a new Rate Period for that portion.

            5    Effect of Default.  Notwithstanding any provision of the Loan
                 -----------------
Documents, the entire Loan shall bear interest at the Default Rate if it applies under the terms of the Note or the Credit Agreement. At any time when the Default Rate is inapplicable, but an Event of Default has occurred and is continuing, all existing Contract Rates, Rate Portions and Rate Periods shall remain unchanged if they were validly placed in effect, and the balance, if any, of the Loan principal shall bear interest at the Reference-based Rate. Borrower may not select any Contract Rate at any time when an Event of Default has occurred and is continuing.

            6    Minimum Rate Portion Size.  For each Contract Rate, Borrower
                 -------------------------
may select Rate Portions of $500,000 or more, provided such additional Rate Portions are in $100,000 increments, or such other amounts as may be approved by Bank.Minimum Rate Portion Size. For each Contract Rate, Borrower may select Rate Portions of $500,000 or more, provided such additional Rate Portions are in $100,000 increments, or such other amounts as may be approved by Bank.

            7    Durations of Rate Periods.  For each Contract Rate, Borrower
                 -------------------------
may select Rate Periods of one or more months, up to a maximum of six months, but not extending beyond the Maturity Date. The last day of a Rate Period for an Offshore Alternative shall be determined by Bank in accordance with the practices of the offshore U.S. dollar inter-bank market.

            8    Limitation on Number of Rate Portions.  At any given time
                 -------------------------------------
prior to the Closing Date, Borrower may have no more than four (4) portions of the Loan bearing interest at different Contract Rates or for different Rate Periods. At any given time from and after the Closing Date, Borrower may have no more than five (5) portions of the Loan bearing interest at different Contract Rates or for different Rate Periods.

            9    Authorized Persons.  Borrower hereby designates any person
                 ------------------
designated in the Credit Agreement to sign requests for disbursement of Advances as being authorized to make interest rate elections on Borrower's behalf in writing or by telephone. Bank shall be entitled to rely on telephonic or written directions from any of such persons, acting alone, until this authorization is revoked by Borrower in writing.

       32.  Definitions.  All capitalized terms used in this Exhibit A without
            -----------
definition shall have the respective meanings given them in the Note. Except for purposes of the Offshore Alternative, "Banking Day" means a day other than a Saturday or Sunday, on which banks are open for business in New York, New York and Bank is open for business in San Francisco, California. For purposes of the Offshore Alternative, "Banking Day" means a day other than a Saturday or Sunday, on which banks are open for business in London, England and New York, New York and Bank is open for business in San Francisco, California.

                              BURNHAM PACIFIC PROPERTIES, INC.,
                              a California corporation


                              By: _____________________________
                              Name:
                              Title:


                              By: _____________________________
                              Name:
                              Title:

                             EXHIBIT B TO THE NOTE

                               PREPAYMENT TERMS
                               ----------------

       All capitalized terms used in this Exhibit B without definition shall have the meanings given them in the attached Note and Exhibit A.

       33.  Prepayment Premium.  Each prepayment of all or part of a Rate
            ------------------
Portion bearing interest at a Contract Rate, whether voluntary, by reason of acceleration or otherwise, shall be accompanied by all interest accrued on the prepaid principal amount, plus a premium ("Prepayment Premium") calculated as provided below. Bank shall submit a certificate to Borrower setting forth its determination of any Prepayment Premium, which shall be conclusive and binding in the absence of manifest error.

       34.  Offshore Alternative Premium.  The Prepayment Premium for the
            ----------------------------
Offshore Alternative shall be the sum of:

            (a)  $250; and

            (b)  the amount, if any, by which X exceeds Y, where

                 (i) X equals the additional interest that would have accrued on the principal amount prepaid at the Offshore Rate without any spread, if that amount had remained outstanding until the last day of the applicable Rate Period, and

                 (ii) Y equals the interest that Bank could recover by placing the prepaid funds on deposit in the offshore U.S. dollar inter-bank market for a period beginning on the day of the prepayment and ending on the last day of the applicable Rate Period, or for a comparable period for which an appropriate rate quote may be obtained; and

            (c) An amount equal to all costs and expenses which Bank reasonably expects to incur in liquidation and reinvestment of the prepaid funds.

       35.  Notice of Prepayment.  Borrower shall give Bank irrevocable written
            -------------------
notice of Borrower's intention to make any prepayment, specifying the date and amount of the prepayment. The notice must be received by Bank at least five (5) Banking Days in advance of the prepayment.

       36.  Borrower's Waiver.  By its signature below, Borrower expressly
            -----------------
waives any right to prepay any Rate Portion except on the express terms of this Exhibit B. If the maturity of this Note is accelerated by reason of any Event of
- ------- -
Default, including any violation of Section 3.2(h) of any Deed of Trust (an "Accelerating Transfer"), Borrower agrees that any tender to cure such default, or any tender of the accelerated principal balance following an Accelerating Transfer, which does not include the Prepayment Premium shall constitute an evasion of the prepayment restrictions set forth in this Exhibit B and shall be deemed a
                                          ---------
voluntary prepayment. Bank may require payment of the Prepayment Premium as a condition of accepting any such tender. The Prepayment Premium shall be included in the total indebtedness secured by the Deeds of Trust for all purposes, including those in connection with a foreclosure sale under any Deed of Trust. Bank may include the amount of the Prepayment Premium in any credit bid Bank may make at a foreclosure sale.

       37.  Borrower's Acknowledgment.  Borrower acknowledges that prepayment of
            -------------------------
the Loan may result in Bank's incurring additional costs, expenses and liabilities. Borrower therefore agrees to pay the Prepayment Premium described above, and further agrees that the Prepayment Premium represents a reasonable estimate of the prepayment costs, expenses and liabilities of Bank. By its signature below, Borrower acknowledges that it is a knowledgeable real estate developer or investor and fully understands the effect of the waiver contained in this Exhibit B. Borrower agrees that Bank's willingness to offer Contract
        ---------
Rates to Borrower is sufficient and independent consideration for this waiver, and Borrower understands that Bank would not offer Contract Rates to Borrower absent this waiver.

                                   BURNHAM PACIFIC PROPERTIES, INC.,
                                   a California corporation


                                   By: _____________________________
                                   Name:
                                   Title:

                                   By: _____________________________
                                   Name:
                                   Title:

                             EXHIBIT C TO THE NOTE

                         Form of Contract Rate Notice

                            (CONTRACT RATE NOTICE)


                                                                          (DATE)
                                                                          ------


BURNHAM PACIFIC PROPERTIES, INC.
610 West Ash Street, Suite 1600
San Diego, California  92101-3212
Attn:  Mr. Jeffrey R. Fisher

            Re:  Revolving Unsecured Credit Loan
                 Loan No. 8615402361/LIN K062
                 Contract Rate Notice No. _____

Dear _________________:

       This will confirm your election of the Contract Rate together with the applicable Rate Period and Rate Portion specified below. This notice is being given to you under the promissory note evidencing this loan, dated October 19, 1992, and amended and restated as of March 15, 1995 (the "Note"). As used here, capitalized terms have the same meanings given to them in the Note.

       38. The Contract Rate is the Offshore Alternative and is ________ % annually.The

       39. Contract Rate is the Offshore Alternative and is ________ % annually.

       40. The Rate Portion is U.S. $___________________.The Rate Portion is U.S. $___________________.

       Please sign and return the enclosed duplicate of this letter by _______________, 199__, to Bank of America NT&SA, Commercial Real Estate Services Group Orange County #1778, 555 Anton Boulevard, 11th Floor, Costa Mesa, California 92626, to the attention of Ms. Ginny Cook.

                                   Very truly yours,

                                   BANK OF AMERICA NATIONAL
                                   TRUST AND SAVINGS ASSOCIATION


                                   By: ____________________________
                                   Name:
                                   Title:

       Attached to and made a Part of Contract Rate Notice No. ______ Dated ______________, 199__.


                   BORROWER'S ACKNOWLEDGEMENTS AND AGREEMENT

       Borrower acknowledges and agrees that it has selected and accepted the Contract Rate together with the Rate Portion and Rate Period specified above, all on the terms and subject to the conditions of the Note. Borrower represents and warrants that no Event of Default has occurred and is continuing, and that no other event has occurred and is continuing which, with notice or the passage of time or both, would be such an Event of Default.

       Executed on ________________, 199__ at ___________________, California.

                                   BURNHAM PACIFIC PROPERTIES, INC.,
                                   a California corporation


                                   By: ______________________________
                                   Name:
                                   Title:

                                   EXHIBIT B

                       BORROWING REQUEST AND CERTIFICATE

       Reference is made to the Amended and Restated Revolving Unsecured Credit Agreement dated as of March 15, 1995 (as from time to time amended or supplemented, the "Credit Agreement"), among the undersigned borrower ("Borrower") and Bank of America National Trust and Savings Association (the "Bank"), as lender. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

       41.  Borrowing Request.  Pursuant to the Credit Agreement,
            -----------------
Borrower hereby requests that the Bank make an Advance to Borrower in the amount of __________________ Dollars ($ _______), effective ______, 19__.

       The Bank is requested to make the requested Advance available by deposit to Borrower's account no. ______________.

       Borrower hereby represents and covenants that the requested Advance shall be used for no purpose other than the requested purpose, which is a permitted purpose under Article III of the Credit Agreement.

       42.  Certifications.  In connection with Borrower's request for the
            --------------
making of the Advance described above, for the purpose identified above, Borrower hereby certifies to the Bank as follows:

            (a) The representations and warranties set forth in Article V of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof, and will be true and correct on and as of the date of the requested Advance, in each case, with the same effect as though made on and as of such date;

            (b) No Event of Default or event that, with the giving of notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing or would exist after giving effect to the requested Advance;

       43.  Without limiting the generality of the foregoing clause (2):

            (a) Giving effect to the requested Advance will not (1) cause the aggregate principal amount of outstanding Advances to exceed the limitations or sublimitations set forth at Section 2.1 of the Credit Agreement, or (2) cause Borrower to fall out of compliance with the financial covenants set forth at
Section 6.1(i) of the Credit Agreement;

            (b) Giving effect to the requested Advance will/will not cause Borrower's unsecured indebtedness to exceed the limit set forth in Borrower's Bylaws, or its total indebtedness to exceed the limit set forth in Borrower's Bylaws. If the requested Advance will cause either of such limits to be exceeded, then, attached hereto is a copy of the resolution or resolutions of the Board of Directors of Borrower finding the requested Advance to be in the interests of Borrower in accordance with Borrower's Bylaws certified by the Secretary or an Assistant Secretary of Borrower (i) to be a true and correct copy thereof, as currently in full force and effect, and (ii) to have been adopted by a majority of the Board of Directors, including a majority of the Independent Directors, as such term is defined in Borrower's Bylaws; and

            (c) Giving effect to the requested Advance will not cause Borrower to exceed any limitations on its borrowing applicable under the terms of the Bond Debt; and

            (d) Since the date of the Credit Agreement, there has not occurred any material adverse change in the business, operations, assets, or financial condition of Borrower.

Dated: _________________  BURNHAM PACIFIC PROPERTIES, INC.,
                              a California corporation

                              By: ________________________________
                                Name:
                                Title:

                              By: ________________________________
                                Name:
                                Title:

The above request is approved

BANK OF AMERICA N.T. & S.A.

By: __________________________
  Name:
  Title:

                                   EXHIBIT C
                                   ---------

                       Form of "COMPLIANCE CERTIFICATE"

                       [Burnham Pacific Properties, Inc.
                        -------------------------------
                                  Letterhead]


(Date)



Ms. Cynthia K. Hamilton
Vice President
Bank of America NT&SA
CRESG Orange County
555 Anton Boulevard, 11th Floor
Costa Mesa, Ca 92626

Re:    $10,000,000 Unsecured Revolving Credit

Dear Cynthia:

       I certify that, to the best of my knowledge after diligent inquiry and review, for the period ending _________________ Burnham Pacific Properties, Inc. ("Borrower") is in full compliance with the provisions of the Amended and Restated Revolving Unsecured Credit Agreement dated March 15, 1995 (the "Credit Agreement") between Bank of America NT&SA ("Bank") and Borrower, including the financial covenant requirements as shown below:

Total Liabilities to Net Worth:

       Maximum:         1.25:1                   Actual:
       -------                                   ------

Debt to Value:

       Maximum:         60%                      Actual:
       -------                                   ------

Debt Service Coverage:

       Minimum:         1.50:1                   Actual:
       -------                                   ------

Dividend Payout (percentage of Actual Cash Flow):

       Maximum:         110%                     Actual:
       -------                                   ------

Minimum Net Income plus depreciation and amortization expense:

       Minimum:         $4,000,000               Actual:
       -------                                   ------

Minimum Standard & Poor's Credit Agency Rating

       Minimum:         BB+                      Actual:
       -------                                   ------

Minimum Compensating Balance

       Minimum:         $100,000                 Actual:
       -------                                   ------

       The terms used above shall have the meanings given in the Credit Agreement, and the ratios above are calculated in accordance with those definitions.

       I further certify that as of the date hereof, Borrower is in compliance with Sections 6.2(b) and 7.1(d) of the Credit Agreement.

Burnham Pacific Properties, Inc.,
a California corporation


By:  _____________________________
Name:
Title:

                                   EXHIBIT D
                                   ---------

                           FORM OF CASH FLOW REPORT
                           ------------------------

                                   EXHIBIT E
                                   ---------
                                    FORM OF
                          DISBURSEMENT AUTHORIZATION

TO: BANK OF AMERICA NT&SA
555 Anton Boulevard, 11th Floor
Costa Mesa, California 92626
Attention: Real Estate Industries Division

The undersigned Borrower of funds under that certain Amended and Restated Revolving Unsecured Credit Agreement dated as of March 15, 1995, between the undersigned Borrower, as borrower, and Bank of America National Trust and Savings Association, as lender (the "Credit Agreement"), hereby AUTHORIZES any two of the following person(s) to sign requests for disbursement of Advances under the Credit Agreement, in accordance with the terms thereof.

        Name and Title                        Signature
        --------------                        ---------

Nina Galloway, Vice President
and Corporate Secretary             _______________________________

Michael L. Rubin, Executive
Vice President                   _______________________________

Jeffrey R. Fisher, Vice
President Finance                  _______________________________

Kim S. Kundrak,
Senior Vice President            _______________________________

This AUTHORIZATION shall remain in effect until the undersigned Borrower notifies you, in writing, of any change.

Dated: March ___, 1995             BURNHAM PACIFIC PROPERTIES, INC.,
                                   a California corporation

                                   By: _______________________________
                                     Name:
                                     Title:

                                   By: _______________________________
                                     Name:
                                     Title:

                                   EXHIBIT F
                                   ---------

                       Burnham Pacific Properties, Inc.
                   Analysis of Dividend Coverage and Cushion
                               (To Be Provided)
                   (In Thousands, Except Per Share Amounts)

                                      F-1